As filed with the Securities and Exchange Commission on February 11, 2008
Registration No. 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEWCARDIO, INC.
(Name of issuer in its charter)

Delaware	3845	20-0197939
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or	Classification Code Number)	Identification No.)
Organization)

2033 Gateway Plaza, Suite 500
San Jose, CA 95110
(408) 621-9465
(Address and telephone number of principal executive offices and principal place of business)

2033 Gateway Plaza, Suite 500, San Jose, CA 95110
(Address of principal executive offices) (zip code)

(408) 621-9465
(Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value, issuable upon conversion of Series A Preferred Shares	8,631,579	$2.095	(1)	$18,083,158	$710.67

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 7, 2008, which was $2.095 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2008

NEWCARDIO, INC.
8,631,579 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 8,631,579 shares of common stock issuable upon conversion of Series A Preferred Stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, except for proceeds from warrants that are exercised.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol “NWCI.OB.” The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on February 7, 2008, was $2.10.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2008.

TABLE OF CONTENTS

Prospectus Summary	1

Risk Factors	3

Use of Proceeds	6

Market for Common Equity and Related Stockholder Matters	7

Management Discussion and Analysis	8

Describtion of Business	13

Facilities	23

Employees	23

Legal Proceedings	23

Management	23

Certain Relationships And Related Transactions	24

Security Ownership Of Certain Beneficial Owners And Management	24

Description Of Securities To Be Registered	25

Indemnification For Securities Act Liabilities	.26

Plan Of Distribution	26

Penny Stock	28

Selling Stockholders	29

Legal Matters	31

Experts	31

Change in Auditor	31

Available Information	32

Index to Financial Statements	33

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used hereinafter in this prospectus, the terms “NewCardio,” “we,” “us,” or “our” refer to NewCardio, Inc.

NewCardio, Inc.

NewCardio was formed as a limited liability company under the name of EP Floors, Inc. under the laws of the State of Delaware on September 2, 2003 and began operations immediately thereafter.  The Company’s articles of incorporation were amended on March 13, 2006. The Company was an S corporation for income tax purposes until March 16, 2006, at which time it became a C Corporation, but until recently was an inactive company seeking merger and business operation opportunities.

On December 27, 2008, Marine Park, Inc., a shell corporation, closed a share exchange agreement with NewCardio, Inc. whereby the outstanding share of NewCardio, Inc. were exchanged for 18,682,537 shares of Marine Park. Concurrently with the closing of the share exchange agreement and as a condition thereof, Marine Park entered into an agreement with Harborview Master Fund L.P. and Diverse Trading Ltd., its principal shareholders, pursuant to which they each returned 9,325,000 shares and 60,015 shares of Marine Park common stock, respectively, to Marine Park for cancellation. The transaction was accounted for as an acquisition of Marine Park, the legal acquirer, and a recapitalization of NewCardio, the accounting acquirer. The historical financial statements presented are a continuation of NewCardio and not those of Marine Park. Due to the effects of the reverse merger, the capital structure is different than those appearing in the historical financial statements of Marine Park. On January 17, 2008, the Company’s articles of incorporation were amended to change the name of the Company to NewCardio, Inc. from Marine Park Holdings, Inc.

For the year ended December 31, 2006, we generated no revenue and a net loss of $378,175 and for the nine months ended September 30, 2007, we generated no revenue and a net loss of $802,730. As a result of our lack of revenues and our current liabilities exceeding our current assets, our auditors, in their report dated June 10, 2007, have expressed substantial doubt about our ability to continue as a going concern.

Our executive offices are located at 2033 Gateway Plaza, Suite 500, San Jose, California, 95110, and our telephone number is (408) 621-9465. We are a Delaware corporation.

The Offering

Common stock outstanding before the offering	20,237,522 shares

Common stock offered by selling stockholders	Up to 8,631,579 shares of common stock underlying 8,200 Series A Preferred Shares.

Common stock to be outstanding after the offering	28,869,101 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock.

Issuance of Shares to the Selling Stockholders

On December 27, 2007, we entered into a financing arrangement pursuant to which we issued the following securities to investors in consideration of an aggregate purchase price of $8,200,000:

•	8,200 shares of Series A Preferred Stock,
•	Series A Common Stock Purchase Warrants to purchase 5,178,948 shares of common stock at $1.14 per share for a period of five years,
•	Series J Common Stock Purchase Warrants to purchase 5,157,895 shares of common stock at $1.235 per share for a period of one year, and
•	Series J-A Common Stock Purchase Warrants to purchase 3,094,737 shares of common stock at $1.425 per share for a period of five years.

The shares of Series A Preferred Stock are convertible, at any time at the option of the holder, into an aggregate of 8,631,579 shares of NewCardio common stock. Holders of the Series A Preferred Stock are entitled to receive, when declared by NewCardio's board of directors, annual dividends of $100 per share of Series A Preferred Stock paid quarterly on January 1, April 1, July 1 and October 1. Such dividends may be paid, at the election of the Company, either (i) in cash if legally able to do so, or (ii) in restricted shares of common stock of NewCardio with registration rights. In the event that NewCardio elects to issue restricted shares of common stock in connection with the dividend on the Series A Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 90% of the volume weighted average price for the 20 trading days immediately preceding the record date for payment of such dividend. In addition, the conversion price of the Series A Preferred Stock are subject to customary anti-dilution adjustments and protections.

In the event of any liquidation or winding up of the Company, the holders of Series A Preferred Stock will be entitled to receive, in preference to holders of common stock, an amount equal to 120% of the original purchase price per share.

The Series A Warrants and Series J-A Warrants shall be exercisable for a period of five years at an exercise price of $1.14 and $1.425 per share, respectively and the Series J Warrants shall be exercisable for a one year period at an exercise price of $1.235 per share. The Series J-A Warrants are only exercisable to the extent that the Series J Warrants have been exercised. Only investors that purchased a minimum of 2,000 shares of the Series A Preferred Stock in connection with the Preferred 2007 Financing were issued Series J Warrants or Series J-A Warrants. In the event that the shares of common stock underlying the Series A Warrants and Series J-A Warrants are not registered by December 27, 2008, then the Series A Warrants and Series J-A Warrants are exercisable on a cashless basis. In addition, the exercise prices of all the warrants are subject to customary anti-dilution adjustments and protections.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

We Are A Development Stage Company And May Never Commercialize Any Of Our Products Or Earn A Profit.

We are a development stage company and have incurred losses since we were formed. We have incurred accumulated losses of $1,957,987 as of September 30, 2007. To date, we have experienced negative cash flow from development of our products. We currently have no products ready for commercialization, have not generated any revenue from operations and expect to incur substantial net losses for the foreseeable future to further develop and commercialize our technology. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue or attain profitability, we will not be able to sustain operations.

The Commercial Success Of Our Products Will Depend On The Degree Of Market Acceptance Of These Products Among Physicians, Patients, Health Care Payors And The Medical Community.

The use of our heart diagnostic products has never been commercialized. Even if approved for sale by the appropriate regulatory authorities, physicians may not order diagnostic tests based on our heart diagnostic technology, in which event we may be unable to generate significant revenue or become profitable. In addition, physicians and patients may not utilize the heart diagnostic products unless third-party payors, such as managed care organizations, Medicare and Medicaid, pay a substantial portion of the test’s price. There is significant uncertainty concerning third-party reimbursement of any test incorporating new technology. Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that tests using our technologies are:

•	not experimental or investigational,
•	medically necessary,
•	appropriate for specific patient,
•	cost-effective, and
•	supported by peer-reviewed publications.

Since each payor makes its own decision as to whether to establish a policy to reimburse for a test, seeking these approvals is a time-consuming and costly process. We cannot be certain that coverage for the nano-biochip gene expression kit will be provided by any third-party payors.

Our products are highly regulated, and we will not be able to introduce our products to market if we cannot obtain the necessary regulatory approvals.

If we are unable to obtain regulatory approvals for our products in selected key markets at all or in a timely manner, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.  Our failure to receive the regulatory approvals in the United States would likely cause us to go out of business.

The manufacture, sale, promotion and marketing of our heart diagnostic products and other products we intend to develop are subject to regulation by the Food and Drug Administration (“ FDA”) and similar government regulatory bodies in other countries.  As we develop or obtain new products we will be required to determine what regulatory requirements, if any, we must comply with in order to market and sell our products in the United States and worldwide.  The process of obtaining regulatory approval could take years and be very costly, if approval can be obtained at all.  If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give you no assurance, however, that we will be able to obtain regulatory approval for all of our products.  We also cannot assure you that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against our company, which would reduce our sales.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

If We Are Unable To Develop Products To Keep Pace With Rapid Medical And Scientific Change, Our Operating Results And Competitive Position Would Be Harmed.

In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cardiac problems. These advances require us continuously to develop new products and enhance existing products to keep pace with evolving standards of care. Our test could become obsolete unless we continually innovate and expand our product to demonstrate recurrence and treatment benefit in patients treated with new therapies. New treatment therapies typically have only a few years of clinical data associated with them, which limits our ability to perform clinical studies and correlate sets of genes to a new treatment’s effectiveness. If we are unable to demonstrate the applicability of our tests to new treatments, then sales of our tests could decline, which would harm our revenues.

NewCardio may need to raise capital to fund its operations, and its failure to obtain funding when needed may force NewCardio to delay, reduce or eliminate its product development efforts.

If in the future, NewCardio is not capable of generating sufficient revenues from operations and its capital resources are insufficient to meet future requirements, NewCardio may have to raise funds to continue the development, commercialization, marketing and sale of its technologies.

NewCardio cannot be certain that funding will be available on acceptable terms, or at all. To the extent that NewCardio raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact NewCardio’s ability to conduct its business. If NewCardio is unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of its product candidates, restrict its operations or obtain funds by entering into agreements on unattractive terms.

NewCardio is dependent upon key personnel.

NewCardio’s success is heavily dependent on the continued active participation of its current executive officers, including Branislav Vajdic. Loss of the services of Mr. Vajdic could have a material adverse effect upon NewCardio’s business, financial condition or results of operations. Mr. Vajdic currently does not any plans to retire or leave NewCardio in the near future. NewCardio does not maintain any key life insurance policies for any of its executive officers or other personnel. The loss of any of NewCardio’s senior management could significantly impact NewCardio’s business until adequate replacements can be identified and put in place.

NewCardio may have difficulties managing growth which could lead to higher losses.

While NewCardio has not yet achieved any revenues through the sale or licensing of its products, should certain events occur, NewCardio might be in a position to rapidly commercialize its products. Rapid growth would strain NewCardio’s human and capital resources, potentially leading to higher operating losses. NewCardio’s ability to manage operations and control growth will be dependent upon its ability to raise and spend capital to improve its operational, financial and management controls, reporting systems and procedures, and to attract and retain adequate numbers of qualified employees. Should NewCardio be unable to successfully create improvements to its internal procedures and controls in an efficient and timely manner, then management may receive inadequate information necessary to manage NewCardio’s operations, possibly causing additional expenditures and inefficient use of existing human and capital resources.

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

Although our common stock trades on the Over-the-Counter Bulleting Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock may be influenced by a number of factors, including:

•	the issuance of new equity securities;
•	changes in interest rates;
•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;
•	change in financial estimates by securities analysts;
•	the depth and liquidity of the market for our common stock;
•	investor perceptions of our company and the technologies industries generally; and
•	general economic and other national conditions.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

Our common stock is currently traded on a limited basis on the OTCBB under the symbol “NWCI.” The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;
•	market visibility for our common stock may be limited; and
•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock could be considered to be a "Penny Stock."

Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "NWCI." Our common stock was previously listed on the OTCBB under the symbol “MPHL” since December 11, 2006, but did not commence trading until January 4, 2008. The following table sets forth, for the calendar periods indicated, the range of the high and low last reported bid prices of our common stock, as reported by the OTCBB.  The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions

	2008
	High	Low
1st Quarter (from January 4 - February 7)	$2.14	$1.20

As of February 7, 2008, there were approximately 83 holders of record of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,098,606	$0.11	5,151,667

Equity compensation plans not approved by security holders	—	—	—

Total	9,098,606	$0.11	5,151,667

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward Looking Statements

Some of the statements contained in this registration statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this registration statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this registration statement that is attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

We are in the development stage and to date have not generated revenues. The risks specifically discussed are not the only factors that could affect future performance and results. In addition the discussion in the annual report concerning us, our business and our operations contain forward-looking statements. Such forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by our Management over time means that actual events or results are occurring as estimated in the forward-looking statements herein.

As a development stage company, we have yet to earn revenues from operations. We may experience fluctuations in operating results in future periods due to a variety of factors., including our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements, and strategic alliances, and general economic conditions specific to our industry. As a result of limited capital resources and no revenues from operations from our inception, we have relied on the issuance of equity securities to non-employees in exchange for services. Our management enters into equity compensation agreements with non-employees if it is in the best interest of the Company under terms and conditions consistent with the requirements of Financial Accounting Standards No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure - an amendment of SFAS 123." In order to conserve its limited operating capital resources, we anticipate continuing to compensate non-employees for services during the next twelve months. This policy may have a material effect on our results of operations during the next twelve months.

Product Research and Development

We anticipate spending, in order to accelerate our growth, which is contingent upon raising additional funds for product research and development activities related to our anticipated product launch during the next twelve months. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

Acquisition of Plant and Equipment and Other Assets

We do not anticipate the sale of any material property, plant or equipment during the next 12 months. We do not anticipate the acquisition of any material property, plant or equipment during the next 12 months, unless we raise additional funds to accelerate our growth to fulfill the unmet needs of a large, growing market.

Number of Employees

From our inception through the period ended September 30, 2007, we have principally relied on the services of outside consultants and part-time employees for services. We currently have 2 full time employees and one part-time employee. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add additional full and or part time employees to discharge certain critical functions during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. As we continue to expand, we will incur additional cost for personnel.

Revenues

We have generated no operating revenues from operations from our inception.

Costs and Expenses

From our inception through September 30, 2007, we have not generated any revenues. We have incurred losses of $1,957,987 during this period. These losses stem from expenses associated principally with equity-based compensation to consultants who have provided marketing, public relations and investor services, acquisition costs and professional service (legal and accounting) fees.

Liquidity and Capital Resources

As of September 30, 2007, we had a working capital deficit of $596,515. As a result of our operating losses from our inception through September 30, 2007, we generated a cash flow deficit of $407,317 from operating activities from our inception on September 7, 2007 through September 30, 2007. Cash flows used in investing activities was $4,122 during this period. We met our cash requirements during this period through the private placement of $113,813 of common stock and exercise of common stock options, $79,079 through the private placement of our preferred stock and $419,500 from the issuance of convertible notes.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and product development. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

Our available working capital and capital requirements will depend upon numerous factors, including progress of our research and development programs, our progress in and the cost of pre-clinical and clinical testing, the timing and cost of obtaining regulatory approvals, the cost of filing and prosecuting patent claims and other intellectual property rights, completing technological and market developments, current and future licensing relationships, the status of our competitors, and our ability to establish collaborative arrangements with other organizations.

Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing, collaborative and licensing agreements, strategic alliances, and our ability to realize the full potential of our technology in development. Such additional funds may not become available on acceptable terms, if at all, and there can be no assurance that any additional funding that we do obtain will be sufficient to meet our needs in the long term. Through December 31, 2007, virtually all of our financing has been through private placements of preferred stock and common stock and warrants. We intend to continue to fund operations from cash on-hand and through the similar sources of capital previously described for the foreseeable future. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. We believe that we will continue to incur net losses and negative cash flows from operating activities for the next two years. Based on the resources available to us on December 31, 2007, we can sustain at the present burn rate for more than one year. We will need additional equity or debt financing to grow our operations through 2008 and we may need additional financing thereafter.

By adjusting our operations and development to the level of capitalization, we believe that our existing and planned capital resources will be sufficient to fund our current level of operating activities, capital expenditures and other obligations through the next 18 months. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

The independent auditor's report on our December 31, 2006 financial statements states that our recurring losses raise substantial doubts about our ability to continue as a going concern.

6% Subordinated convertible notes

In August 2006, in connection with a private placement, we issued 6% subordinated convertible promissory notes in the aggregate amount of $20,000 and attached to the notes were warrants to purchase 20,000 shares of common stock at a price of $0.50 per share for five years. The principal amounts of the notes, along with accrued and unpaid interest due in full in August, 2007 remained outstanding until converted as part of the closing of the Agreement.

In February 2007, in connection with a private placement, we issued 6% subordinated convertible promissory notes in the aggregate amount of $2,500 and attached to the notes were warrants to purchase 5,000 shares of common stock at a price of $0.50 per share for five years. The principal amounts of the notes, along with accrued and unpaid interest due in February, 2008 converted into 25,583 shares of common stock as part of the share exchange with NewCardio.

The warrants, which do not have registration rights for the underlying shares, were assumed by NewCardio. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

8% subordinated convertible notes

In April 2007, in connection with a private placement, we issued an 8% subordinated convertible promissory note in the aggregate amount of $50,000. The principal amounts of the notes, along with accrued and unpaid interest, are due in full one year from issuance.

In the event the Company consummates, prior to maturity, a convertible note and warrant debt financing amounting to at least $250,000 in convertible note principal to the Company, all principal and interest then outstanding under the note shall be converted into the form of convertible promissory note issued and holder of the note shall be afforded the same terms and conditions offered to all investors.

In May 2007, in connection with a private placement, we issued an 8% subordinated convertible promissory note in the aggregate amount of $12,000. The principal amounts of the note, along with accrued and unpaid interest, are due in full one year from issuance.

In the event the Company consummates, prior to maturity, a convertible note and warrant debt financing amounting to at least $250,000 in convertible note principal to the Company, all principal and interest then outstanding under the note shall be converted into the form of convertible promissory note issued and holder of the note shall be afforded the same terms and conditions offered to all investors

In September, 2007, the April and May 2007 8% subordinated convertible promissory notes along with accrued interest for a total of $63,957 were converted to the same terms and conditions as the 5% subordinated convertible notes described below.

5% subordinated convertible notes

In June 2007, in connection with a private placement, we issued a 5% subordinated convertible promissory note in the aggregate amount of $250,000. The note, along with accrued and unpaid interest was paid in full in December 2007. In July 2007, in connection with a private placement, we issued a 5% subordinated convertible promissory note in the aggregate amount of $25,000. The note, along with accrued and unpaid interest was converted as part of the closing of the Agreement.

In September 2007, in connection with a private placement, we issued a 5% subordinated convertible promissory note in the aggregate amount of $60,000. The note, along with accrued and unpaid interest was converted as part of the closing of the Agreement.

In November and December 2007, in connection with a private placement, we issued 5% subordinated convertible promissory notes in the amounts of $50,000 and $8,000. The $50,000 note, along with accrued and unpaid interest was paid in full in December 2007. The $8,000 note, along with accrued and unpaid interest was converted as part of the closing of the Agreement.

In connection with the closing of a financing arrangement with investors, on December 27, 2008, a total of $300,000 of the outstanding unpaid principal amount of the notes times a premium factor of 1.10, along with accrued and unpaid interest, equal to an aggregate of $336,384.18 was repaid to the holders thereof and the balance of $156,957 of the outstanding unpaid principal amount of the notes times a premium factor of 1.10, along with accrued and unpaid interest was converted into an aggregate of 242,317 shares of common in connection with the closing of the Agreement. In conjunction with the foregoing conversion into shares of common stock, we issued an additional 592,131 shares of common stock to the holders of the notes, along with warrants to purchase 592,131 shares of common stock at a price of $0.96 per share for five years and warrants to purchase 473,705 shares of common stock at a price of $1.15 per share for five years.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The following accounting policies are critical in fully understanding and evaluating our reported financial results:

Accounting for Stock-Based Compensation

We account for our stock options and warrants using the fair value method promulgated by Statement of Financial Accounting Standards No. 123R “Share-Based Compensation” which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Therefore, our results include non-cash compensation expense as a result of the issuance of stock options and warrants and we expect to record additional non-cash compensation expense in the future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Inflation

It is our opinion that inflation has not had a material effect on our operations.

DESCRIPTION OF BUSINESS

Organizational History

NewCardio our wholly-owned subsidiary was incorporated in the state of Delaware on September 7, 2004 for the purpose of engaging in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, we are developing products that we believe will improve the diagnostic accuracy of the standard 12-lead electrocardiogram (ECG). Such products will address a problem in cardiac diagnosis, which is improved diagnostic screening for cardiac disease and changes in cardiac status. We believe that NewCardio’s 3-dimensional ECG approach will make it faster and less expensive to assess cardiac status, and to diagnose clinically significant conditions that were previously difficult or impossible to detect using currently available electrocardiographic techniques. Assessment of cardiac safety for the new drugs under development is a key application of our technology.

NewCardio’s products are intended to improve diagnosis and monitoring of cardiovascular disease (CVD), one of the leading causes of death in the United States.

General

In the United States in 2005, costs for CVD diagnostic tests approached $5 billion, according to the American Heart Association Statistics Committee, Heart Disease and Stroke - 2007 Update. We believe this market will continue to increase, drive market growth for novel and improved CVD diagnostic tools. Such market growth may occur because of one or more of the following trends:

•	the US population is aging and the incidence of CVD rises with age;

•	health care providers continue to search for more effective, efficient, and less expensive diagnostic and therapeutic solutions;

•	the prevalence of obesity and Type II diabetes continue to increase worldwide, and this will significantly increase the incidence of CVD and adverse cardiovascular events in the future; and

•	underdiagnosis of CVD in women is increasingly appreciated as a significant public health problem, and there is a particularly acute need for improved diagnostic tools to address this issue.

NewCardio intends to compete in two large segments of the CVD diagnostic market: (1) drug development and cardiac safety services, and (2) CVD diagnostics.

Drug Development and Cardiac Safety Market

Unexpected cardiac toxicity is the most common cause of delays in drug development, abandonment of otherwise-promising drug candidates, and withdrawal of previously approved drugs from the market. One of the most important such toxicity is life-threatening arrhythmia, which usually results from drug-induced alterations in cardiac electrical activity and in some instances were implicated as causes of sudden cardiac death. Some drugs have recently been associated with a different kind of cardiac toxicity, that is, increased risk of myocardial infarction, heart failure, and/or stroke.

Such increased risk often goes undetected during drug development. Clinical trials generally involve at most 10,000 patients, but drug-induced arrhythmia is usually a rare event - typically 1 in 100,000 patients or less. Similarly, drug-induced increases in MI and stroke are subtle and usually not appreciated from clinical trial data. Thus, cardiac toxicities of drugs usually become apparent only after a drug is marketed to millions of users.

Because of the difficulty in detecting cardiac toxicity, surrogate diagnostic markers are used during drug development to detect increased cardiac risk. The most important such surrogate marker is drug-induced changes in QT interval on the ECG. The United States Food and Drug Administration (FDA) and other drug regulatory bodies now require extensive ECG data on all drugs in clinical development, with a particular focus on drug-induced QT interval changes. Many of the new standards are set forth in the E14 Guidance for Industry published jointly by the FDA and the International Committee on Harmonisation in October 2005 (the E14 Guidance) at http://www.fda.gov/cder/guidance/6922fnl.htm . The primary focus of the E14 Guidance is a detailed assessment of a drug's effects on ECG parameters, particularly the QT interval.

One of the most striking new standards in the E14 Guidance is the requirement for a single trial - called a “Thorough QT Study” (TQTS) - whose purpose is to define the drug’s effect on the QT interval. The TQTS must assure regulators that the drug does not prolong QT interval more than a minimal amount. A drug that “fails” this test may still be developed, but later phase trials now must include substantially more detailed cardiac safety data. This may result in additional development costs and may add at least 1-2 years to the development process. In practice, a failed TQTS will often lead drug sponsors to abandon an otherwise-promising drug.

Meeting the standards of the E14 Guidance is made even more challenging by the difficulty of measuring drug-induced QT prolongation on ECG. At present, QT intervals are assessed by cardiac safety core labs in a manner that is labor-intensive, expensive and often of uneven quality. Computerized algorithms have not been able to effectively solve this problem. Among other factors, such algorithms are limited by the same difficulties that human readers face, particularly precisely defining a low-amplitude event surrounded, and sometimes buried within, electrical noise. At present, most expert observers regard them as unreliable for cardiac safety assessment in drug development, and the E14 Guidance unequivocally recommends manual assessment.

As a consequence of these developments, drug sponsors are devoting an increasing amount of time and resources to cardiac safety issues. Currently, about 2000 new drugs (referred to herein as New Chemical Entities, or NCE) are being studied as discussed forth at http://newmeds.phrma.org/. Each NCE that reaches market will typically need 10,000 - 50,000 ECG’s, and if the product is intended for treatment of a cardiovascular disease, possibly as many as 100,000 ECGs or more for analysis of cardiac safety. Indeed, depending upon the NCE, a single TQTS may require 30,000 ECGs or more. What is needed is a reliable, accurate, precise and fully automated method of measuring drug effects on QT intervals and other ECG indicators of cardiac risk.

CVD Diagnostics Market

In the CVD diagnostic market, NewCardio competes in a large segment described as Cardiac Monitoring and Diagnostic Services comprised of point-of-care technologies and services, which account for approximately 65% of the total available market, and ambulatory (outpatient) monitoring for cardiac disease, which accounts for approximately 35% of the total available market. In the future, we expect that the ambulatory segment will see faster growth following the general trend of increased outpatient diagnosis procedures, as well as technological improvements that make remote digital monitoring more feasible.

While advanced CVD diagnostic testing (such as cardiac magnetic resonance imaging and multidetector computed tomography) have important roles, they are not suited for initial screening of patients with suspected cardiac disease, and there remains an unmet need for better CVD diagnostic screening tools. NewCardio intends to provide such tools, targeted primarily to two subsegments of the CVD diagnostic market:

Stationary Cardiac Screening and Diagnostics:

•	patients who enter the emergency department or other acute care facilities must be quickly and accurately evaluated for potentially life-threatening acute cardiac disease;

•	other ambulatory or hospitalized patients with or without a cardiac disease diagnosis may need to be screened for their level of risk, the presence of disease, or disease progression.

Ambulatory Cardiac Monitoring:

•	patients with difficult to assess or transient cardiac symptoms require long-term, real-time monitoring for diagnosis and evaluation;

•
patients with established cardiac disease may need longer-term ambulatory monitoring to assess the effectiveness of therapy or establish the need for additional diagnostic tests or therapeutic interventions.

Principal Products and Applications

NewCardio's core technology provides real-time, 3D analysis of the heart's electrical activity, as detected at the body surface by standard 12-lead ECG electrodes. ECG input signals are typically sampled at 500 Hz (500 times per second). Each signal is then normalized to ensure equal representation from the electrodes then mathematically processed to generate 3D representation and other useful diagnostic tools on a msec-by-msec basis. The necessary calculations can be executed on a laptop computer so that the output is immediately available to the physician. NewCardio has exploited its core technology to develop three products, in various stages of development, as follows:

QTinno TM

QTinno TM is a novel, fully automated software tool suite that we believe provides fast, accurate and precise QT interval data from a broad range of ECGs.

The QTinno TM algorithm first processes the input signal into a 3D representation of cardiac electrical activity over time. It then generates “virtual” ECG leads based on 3D information that include balanced and complete information from all parts of the heart. This improves signal-to-noise ratio and shows difficult-to-detect events with substantially greater clarity than the standard 12-lead display. This enables reliable, automated identification of key cardiac events, including the QT interval.

The QTinno TM software comprises many features that make fully automated QT interval assessment more reliable and easier to evaluate. A self assessment function is capable of judging every QT interval measurement through the generation of the QT Confidence Factor TM. . This enables expert cardiologist to focus exclusively on the low Confidence Factor ECGs. If customer desires to have a set of ECGs evaluated by QTinno TM and no human adjudication is available, QTinno TM offers QTinno NOR TM function. It mimics human overread of low Confidence Factor ECGs. Fast and fully automated processing of ECGs combined with the computer generated QT Confidence Factor TM. and QTinno NOR TM enable processing of tens of thousand of ECGs in a few hours, a process that typically takes weeks if done manually by qualified cardiologists.

QT Client TM , a standalone Java based software tool for viewing and adjudication of a QTinno TM batch job results. It includes convenient visual presentation of waveforms, QTinno TM annotations, numerical results, and instant visual and numerical feedback when manual adjustments are made. It stores complete editing history with full audit trail capability.

VisualECG TM

The VisualECG TM is a set of algorithms and tools that provide a comprehensive method to describe cardiac electrical activity in time and space. VisualECG TM extracts additional information from standard 12-lead ECG signals and uses it to generate a 3D representation of cardiac electrical activity as a function of time. To further enhance understanding and interpretation, the program superimposes the diagnostically relevant electrical information on an intuitive, revolving 3-D anatomic model of the heart. The VisualECG TM also includes algorithms for real-time vectorial analysis and normalization tools to ensure accurate representation of all heart regions. We believe that this enables the VisualECG TM to detect potentially fatal diseases such as acute coronary syndromes with far greater sensitivity and specificity than is possible with the standard ECG.

Importantly, the VisualECG TM requires no change in standard ECG practice. The ECG is obtained exactly as it is now, with the electrodes placed in the same locations and no need for additional electrodes. Moreover, the VisualECG TM provides the 12-lead display along with its novel 3-D analytical presentations, to allow correlations between displays and provide reassurance that no information has been lost. We believe this will be highly important in promoting acceptance of the VisualECG TM by the medical community.

CardioBip TM

The CardioBip TM is a mobile ECG transtelephonic system comprised of a mobile ECG recording and transmitting device, and a diagnostic center which receives, processes and analyzes the data. The patient records ECG data with a mobile recorder, which is placed on the chest where 3 integrated electrodes make contact. The patient touches 2 points on the recorder with each hand, thereby providing 2 additional electrodes. No wires are required.

The recorder stores the data on a memory card, or transmits it to the diagnostic center, where a standard 12-lead ECG is reconstructed from a calibrated, patient-specific transformation matrix. The data may also be analyzed with the VisualECG TM array of 3D analytical tools. There, a physician evaluates the information, enabling more accurate and timely diagnoses of acute cardiac events, and facilitating immediate intervention in life-threatening situations or as part of a routine remote checkup.

Clinical Studies

QTinno - Completed Internal Studies

QTinno performance in drug-induced QT prolongation. We conducted an internal study of QTinno performance in ECGs from 26 normal volunteers who had ECGs a total of 104 ECGs, obtained at baseline and at 3 time points after receiving a known QT prolonging drug. Results obtained with QTinno closely matched that of careful manual reads by cardiologists, yet did so in a fully automated and highly precise manner. The study demonstrated that QTinno was accurate, precise and reliable for QT determination in this population, which is typical of that used in Thorough QT Studies and other early phase clinical trials.

QTinno performance in complex ECGs . We obtained over 5000 ECGs from patients with a broad range of heart diseases, and ECGs having various artifacts including low-frequency and high-frequency electrical noise, muscle artifact and other confounding factors. We used this set to further improve QTinno performance and develop our "Confidence Factor". This internal study demonstrated that QTinno delivers highly accurate and reproducible results even in very difficult ECGs, and the confidence index reliably flagged the most troublesome of these for manual overread.

QTinno - Completed External Studies

QTinno performance in drug-induced QT prolongation . This was a re-analysis with QTinno of 1963 ECGs from patients treated with a QT prolonging drug. As was the case in our internal studies, results obtained with QTinno closely matched that of careful manual reads by cardiologists, yet did so in a fully automated and highly precise manner. Moreover, the QTinno Confidence Factor accurately flagged small number of “difficult” ECGs for manual overread. It is expected that results from the study will be suitable for presentation at national cardiology meetings, and for submission to a peer-reviewed medical journal.

QTinno - Planned External Studies

QTinno performance in Thorough QT Study ECGs . This will be a re-analysis with QTinno of ECGs from a recent Thorough QT Study analyzed by a cardiac safety contract research organization (CRO). We expect the study will begin in Q1 2008, and will involve about 7000 ECGs. Results from QTinno will be compared to the results from manual reads previously submitted to the FDA, and to results from an existing automated algorithm, which was not submitted but which is on file with the CRO. It is expected that results from the study will be suitable for presentation at national cardiology meetings, and for submission to a peer-reviewed medical journal.

Upon successful completion of the external validation studies described above, we intend to engage a major CRO potential customer and perform a joint QTinno validation study.

VisualECG TM - Completed Internal Study

European pilot trial of VisualECG TM diagnostic sensitivity for angioplasty-induced ischemia. The study compared sensitivity of the VisualECG TM to the standard ECG in detecting ischemia induced by balloon coronary occlusion. Continuous ECG data was obtained from 51 patients during 117 separate coronary balloon occlusions of at least 90 seconds. The study revealed that the standard ECG became diagnostic for ischemia in 67% of the occlusions, whereas the VisualECG TM was diagnostic in 90%. The gain in sensitivity was most marked for occlusions in the circumflex and right coronary artery distributions, the regions in which the standard ECG has the lowest sensitivity due to sensor distance from the heart.

VisualECG TM - Completed External Study

Beth Israel Deaconess Medical Center (BIDMC) - Harvard University Study of VisualECG TM in Acute MI. This study addressed whether the standard ECG or the VisualECG TM could more accurately detect early-stage acute MI. The study included 133 consecutive BIDMC patients with clinically suspected acute MI, who were admitted to the CCU, and who had coronary intervention within 6 hours of admission. The first ECG obtained in the BIDMC emergency department was retrieved for each patient. In each instance, this ECG data was used to generate a VisualECG TM. The standard ECG and VisualECG TM were evaluated by independent, blinded observers for indicators of acute MI and results were compared.

The study showed that the standard ECG in these patients was diagnostic of acute ischemia about 66% of patients, whereas the VisualECG TM was diagnostic in about 81% of patients.

VisualECG TM - Planned External Studies

VisualECG TM Markers of Ischemia in Emergency Department Patients With Chest Pain. We intend to collaborate with one or more Emergency Departments (ED) to obtain digital ECGs and corresponding clinical information from at least 500 patients presenting to the ED with chest pain from various causes. We intend to use this database to develop a suite of novel markers capable of identifying acute cardiac syndromes with a high degree of sensitivity, specificity and diagnostic predictive value.

Marketing and Sales

QTinno TM

We intend to market QTinno as a fully automated software tool that provides:

•
diagnostic speed, requiring only several hours to process a typical Thorough QT study, therefore being orders of magnitude, substantially faster and less labor-intensive than the current gold standard manual read;

•	diagnostic accuracy and precision in assessing amount of drug induced QT prolongation, with results comparable to the current gold standard manual read but with substantially less variance; and

•	cost savings by substantially reducing amount of human labor and time required to conduct Thorough QT studies and other drug cardiac safety studies.

We believe NewCardio’s key target customer segments are the pharmaceutical and biotechnology industries, contract clinical research organizations, and academic clinical research organizations.

NewCardio intends to hire an experienced and proven internal sales and marketing organization, commencing in Q1 2008. NewCardio anticipates it will take nine to twelve months to put this corporate infrastructure into place, along with support staff to enable a successful launch of QTinno.

NewCardio intends to use traditional and advanced methods to enter the market, supporting a direct sales effort with an integrated marketing plan to raise product and service awareness to assist in generating sales leads. The key components of a branded marketing plan will likely include, for example:

•
a public and media relations campaign focused on industry trade journals and business media outlets; appearances at trade shows to make professional presentation and make direct contact with interested prospects;

•	maintaining a robust website to reflect the brand and positioning of NewCardio, raise awareness and encourage site visitors to make direct inquiries to the company;

•
maximizing the number and quality of presentations at high-profile national scientific meetings, such as the American Heart Association, the European Society of Cardiology, the American College of Cardiology, the Heart Rhythm Society and other key professional organizations;

•
ensuring high-quality scientific and clinic research and seeking to publish results in top-tier, peer-reviewed scientific journals such as the New England Journal of Medicine, JAMA, Circulation, Journal of the American College of Cardiology, American Journal of Cardiology, American Heart Journal, Clinical Cardiology, and the like;

•
retaining respected consultants and medical writers to ensure well written, authoritative review articles in widely read educational journals, such as Progress in Cardiovascular Disease, Clinical Cardiology, Cardiology Today, Drug Information Journal, Good Clinical Practice Journal, and the like.

•	Retaining independent consultants to develop continuing medical education (CME) presentations at high visibility web sites, such as theheart.org, medscape, vbwg.org, and dia.org.

•
Internet Advertising, Direct Mail and eMail, and Webinars to inform interested parties with a closer look at NewCardio products and services. All of these mechanisms will be conducted as part of a branded and integrated marketing campaign and will be measured through an internet-based CRM system that hosts a central prospect and customer database and measures campaign effectiveness.

Research and Development

NewCardio plans to focus its short and medium term development efforts on QTinno, Visual ECG and CardioBip products. In the longer term we will pursue other key markets by researching ways to apply our 3D ECG modeling and interpretation technology to key cardiovascular conditions and disease.

QTinno product is nearly ready for commercial deployment. Key areas of further development include input/output user interface to be able to accommodate even larger number of various digital ECG formats and output formats for seamless integration with customer’s data handling systems. It is expected that upcoming validation studies will point out small improvement opportunities for various QTinno software building blocks.

VisualECG TM product development will focus on tools and methods for substantially increasing the specificity of VisualECG TM when compared with the standard 12-lead ECG. The goal of this development is a fully automated VisualECG tool that will enable Emergency Room physician to obtain much increased diagnostic value when compared with the standard 12-lead ECG. Development areas beyond increased specificity and sensitivity include more precise localization of the ischemic area of the heart as well as a better estimate of the size of the heart attack (infarct).

CardioBip TM products will undergo an electrical and mechanical redesign which will include a software update. The purpose is to further increase noise rejection performance of the device and to deliver a personal wireless low power system and software design. A key feature that will be pursued is the openness for an easy integration with existing hand held PDA/mobile phone platforms.

Intellectual Property

The following table summarizes the status of NewCardio patents and patent applications as of the date hereof, in each instance, NewCardio owns all right, title and interest, and no licenses, security interests, or other encumbrances have been granted on such patents and patent applications:

Product Supported	App. No./Priority	Title	Status
CardioBip TM	PCT/ YU2004/ 00020 08/20/03	Apparatus and method for cordless recording and telecommunication transmission of three special ECG leads and their processing	Entered National Phase 2/06 International Preliminary Exam: All 33 claims allowable First EU Office Action 12/06: All 33 claims allowable
VisualECG TM QTinno TM	PCT/ US2005/ 001239 16 Jan 04	Visual three-dimensional presentation of ECG data	Intl Search Report completed Entered National Phase 7/2006
VisualECG TM QTinno TM	US 11/ 036,930 16 Jan 04	Device and procedure for visual three-dimensional presentation of ECG data	US Patent No. 7,266,488 issued 4 Sept 2007 Divisional US Patent Application filed 31 August 2007
QTinno TM	PCT/ US2007/ 001612 18 Jan 06	Device and methods for evaluating cardiac electrical events	Intl Search Report Pending
QTinno TM	US Provisional Patent Application	Device and methods for evaluating cardiac electrical events	Filed 8/1/07

At present, our patents and patent applications are supplemented by substantial intellectual property we are currently protecting as trade secrets and proprietary know-how. This includes matter related to all three product lines. We expect to file additional patent applications in the future.

We believe that our intellectual property and expertise constitutes an important competitive advantage, and we continue to evaluate the markets and products that are most appropriate to exploit this expertise. In addition, we maintain an active program of intellectual property protection, both to assure that the proprietary technology developed by us is appropriately protected and, where necessary, to assure that there is no infringement of our proprietary technology by competitive technologies.

Competition

The NewCardio has many competitors for all three of its main product lines. These include but are not limited to the following:

GE Healthcare . The Marquette 12SL ECG Analysis program measures and analyzes recorded cardiac signals, then provides an interpretation o our to f the ECG waveforms. It provides an automated analysis of rhythm and cardiac intervals including QT interval. It also has an algorithm for measuring microvolt T-wave alternants, a specialized form of T-wave analysis that may be used to identify individuals with diseased hearts who would benefit from an implantable defibrillator.

Phillips Medical Systems . The Philips 12-Lead Algorithm analyzes ECG waveforms recorded over a ten-second period, uses the recorded complexes to generate a representative "median beat" in each lead, interprets this derivative information and produces a computer-annotated report. It provides automated analysis of cardiac intervals including QT interval, and supports reporting, storage and transmission of data in XML format that is now required by the FDA.

Mortara provides the ELI line of ECG hardware, interpretive software marketed under the VERITAS trademark, and the E-Scribe ECG data management system. The latter product is used by the FDA for selective review of ECGs submitted to the FDA ECG warehouse. In addition, Mortara has a Certified Partners Program which allows the partner to use E-Scribe to submit ECG data to the warehouse, and if desired, to use VERITAS and E-scribe to evaluate and annotate the ECGs. The system includes automated analysis of QT intervals including QT interval and supports reporting, storage and transmission of data in XML format.

Welch-Allyn markets ECG hardware (CP-200 systems), interpretive software, and ECG data management software (CardioPerfect Workstations). It commands a significant portion of the clinical diagnostic market but is only infrequently used for clinical research in drug development.

Cardiac Science markets ECG hardware (Eclipse Premier) and centralized ECG data management systems through its wholly-owned Quinton subsidiary. It uses the Mortara VERITAS system as OEM software for ECG analysis (which does not include the E-Scribe battery of ECG submission tools). These systems are not extensively used in clinical research for drug development.

iCardiac , a recently formed company, intends to provide a range of cardiac safety CRO services for Pharma. Its primary ECG interpretive technology is called COMPAS, and is intended to provide novel biomarkers other than QT interval for drug-induced cardiac toxicity. These markers have not yet been validated. Pfizer's capital investment arm recently invested in this company.

OBS Healthcare is a wholly owned subsidiary of Oxford BioSignals, a newly formed, UK-based company. Its products include hospital monitoring devices and BioSign integrated software for providing early warnings of deteriorating patient condition. For cardiac safety and QT analysis, they provide BioQT software for statistical analysis of ECG waveforms based on a proprietary approach (hidden Markov model). ). To date, no validating data is publicly available.

Monebo intends to provide a comprehensive system for real-time assessment of cardiac health. Its products include three subsystems, the CardioBelt, a Holter-type device for ECG acquisition; an ECG analysis algorithm, which detects key events by identifying local minima, maxima, or changes in voltage direction; and risk stratification software which seeks to define risk based on results of ECG analysis. To date, they have not provided validating data for any of their subsystems.

Government Regulation

NewCardio’s products are medical devices subject to extensive regulation by the FDA and other regulatory agencies. FDA regulations govern, among other things, the following activities that we perform and will continue to perform in connection with medical devices:

•	product design and development;

•	product testing;

•	product manufacturing;

•	product labeling and packaging;

•	product handling, storage, and installation;

•	pre-market clearance or approval;

•	advertising and promotion; and

•	product sales, distribution, and servicing.

FDA’s Pre-market Clearance and Approval Requirements. With the possible exception of QTinno for use in drug safety purposes, each medical device we seek to commercially distribute in the U.S. must first receive 510(k) clearance or pre-market approval from the FDA unless the exemption applies. The FDA classifies all medical devices into one of three classes. Devices deemed to pose lower risk are placed in either class I or II, which requires the manufacturer to submit to the FDA a 510(k) pre-market notification, requesting clearance of the device for commercial distribution in the U.S. Some low risk devices are exempted from this requirement. We believe that all of our products are in these lower risk classes.

510(k) Clearance Process. With the exception of QTinno for use in drug safety applications, we believe the 510(k) clearance process is the process applicable to our current products. To obtain 510(k) clearance, we must submit a pre-market notification to the FDA demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device, a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of pre-market approval applications, or is a device that has been reclassified from class III to either class II or I. The FDA’s 510(k) clearance process usually takes at least three months from the date the application is submitted and filed with the FDA, but it can take significantly longer. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new 510(k) clearance or could require pre-market approval. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or pre-market approval is obtained.

Pervasive and continuing FDA regulation. After a medical device is placed on the market, numerous FDA regulatory requirements apply, including, but not limited to the following:

•	Quality System regulation, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures during the manufacturing process;

•	Establishment Registration, which requires establishments involved in the production and distribution of medical devices, intended for commercial distribution in the U.S. to register with the FDA;

•	Medical Device Listing, which requires manufacturers to list the devices they have in commercial distribution with the FDA;

•
Labeling regulations, which prohibit “misbranded” devices from entering the market, as well as prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling; and

•
Medical Device Reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include one or more of the following sanctions:

•	fines, injunctions, and civil penalties;

•	mandatory recall or seizure of our products;

•	administrative detention or banning of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing our request for 510(k) clearance or pre-market approval of new product versions;

•	revocation of 510(k) clearance or pre-market approvals previously granted; and

•	criminal penalties.

Government regulation of QTinno TM for drug safety applications. The evaluation of ECGs from clinical trials for drug development are conducted under an Investigational New Drug or New Drug Application. As such, they are governed by The Food Drug and Cosmetic Act and regulations promulgated thereunder, primarily those set forth in Chapter 21 of the Code of Federal Regulations (21 CFR). To the best of our knowledge, no specific regulations have been promulgated that govern use of electrocardiographic analytical tools in drug trials. Nevertheless, QTinno must be compliant with substantial portions of 21 CFR, particularly 21 CFR Part 11 regulating collection and submission of electronic data to the FDA. In addition, key personnel at the FDA must be intimately familiar with QTinno performance and regard it as reliable before drug sponsors.

NewCardio intends to pursue an expedited pathway for validation and market acceptance of QTinno. The Critical Path Initiative is the FDA's program to stimulate a national effort to modernize the drug development process. Improved cardiac safety analysis, including improved ECG assessment, is a prominent feature of this Initiative. To this end, the FDA has recently established the Cardiac Safety Research Consortium (CSRC) and a digital warehouse of over 800,000 ECGs submitted by Pharma sponsors in support of various New Drug Applications.

The CSRC is a committee of cardiac safety experts from industry, academia, the FDA, the NIH, and other public sector organizations. Its mission is to advance cardiac safety of new and existing drugs, with an initial focus is on QT prolongation and arrhythmia risk. We believe it will play key role in evaluating new cardiac safety technologies such as QTinno, and in assuring that technologies proven to be effective are rapidly disseminated and adapted.

International Regulation. International sales of medical devices are subject to foreign government regulations, which vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA approval, and the requirements may differ significantly.

The European Union has adopted legislation, in the form of directives to be implemented in each member state, concerning the regulation of medical devices within the European Union. The directives include, among others, the Medical Device Directive that establishes standards for regulating the design, manufacture, clinical trials, labeling, and vigilance reporting for medical devices. The VisualECG and the CardioBip may be affected by this legislation, but we believe that it does not affect development or implementation of QTinno for pharmaceutical development purposes. Under the European Union Medical Device Directive, medical devices are classified into four classes, I, IIa, IIb, and III, with class I being the lowest risk and class III being the highest risk. Under the Medical Device Directive, a competent authority is nominated by the government of each member state to monitor and ensure compliance with the Directive. The competent authority of each member state then designates a notified body to oversee the conformity assessment procedures set forth in the Directive, whereby manufacturers demonstrate that their devices comply with the requirements of the Directive and are entitled to bear the CE mark. CE is an abbreviation for Conformité Européene (or European Conformity) and the CE mark, when placed on a product, indicates compliance with the requirements of the applicable directive. Medical devices properly bearing the CE mark may be commercially distributed throughout the European Union. Failure to obtain the CE mark will preclude us from selling the VisualECG, CardioBip and related products in the European Union.

FACILITIES

Our principal executive offices are located at 2033 Gateway Plaza, Suite 500, San Jose, California, 95110. Our offices consist of approximately 430 square feet, which we lease on a month to month basis for approximately $2,400 per month for rent and related costs. We plan to expand our offices in 2008. We do not have any policies regarding investments in real estate, securities or other forms of property.

EMPLOYEES

As of February 7, 2008 we had three employees. We consider our relations with our employees to be good. We believe our future will depend in large part on our ability to attract and retain highly skilled employees.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. We are currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Position
Branislav Vajdic	53	President, Chief Executive Officer and Director
Robert N. Blair	65	Chairman of the Board
Richard D. Brounstein	58	Chief Financial Officer

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Branislav Vajdic - President, Chief Executive Officer and Director. Dr. Vajdic is 22 year veteran of Intel. At Intel he held various senior product development management positions until October 2006, when he became President and Chief Executive Officer of NewCardio, Inc. At Intel, he directed Pentium microprocessor and flash memory development teams, and was the inventor on several key flash memory design patents held by Intel. He holds a Ph.D. in electrical engineering from the University of Minnesota.

Robert N. Blair - Chairman of the Board. Mr. Blair served as a member of the Board of Directors of NewCardio from September 2004 through September 2005 and was appointed as Chairman of the Board of Directors July 2006. Mr. Blair served as the Chairman and Chief Executive Officer of VivoMedical Inc., a private medical device company which was co-founded by Mr. Blair, from 1999 through 2006. Mr. Blair has served as the Chairman and Chief Executive Officer of Mobi33, Inc., a private internet based advertising company which was co-founded by Mr. Blair, since 2007. Mr. Blair holds degrees in Applied Physics from the Anglia Ruskin University and from The Institute of Physics both in the United Kingdom.

Richard D. Brounstein - Chief Financial Officer. Mr. Brounstein was appointed as our Chief Financial Officer effective January 23, 2008.  From June 2001 through November 2007, Mr. Brounstein held several positions at Calypte Biomedical Corporation, a publicly traded medical device company, including Chief Financial Officer and most recently, Executive Vice President.  Mr. Brounstein currently serves as a Director of The CFO Network, a financial advisory firm.  In January 2007 Mr. Brounstein was appointed as the National Member Representative for Financial Executives International (FEI) on the 2007 COSO Monitoring Project, a task force developing tools for monitoring internal financial controls.  In March 2005, Mr. Brounstein was appointed to the SEC Advisory Committee on Smaller Public Companies.  Mr. Brounstein earned his Certified Public Accountant (CPA) certification while working at Arthur Andersen, formerly a public accounting firm.  Mr. Brounstein holds a B.A. in Accounting and an M.B.A. in Finance, both from Michigan State University.

Committees

Our business, property and affairs are managed by or under the direction of the board of directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid in respect of our Chief Executive Officer (collectively, the "Named Executive Officers") for our last three completed fiscal years.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
	Annual Compensation				Awards			Payouts
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Compensation ($)	Securities Under- Lying Options/ SARs ($)		LTIP Payouts ($)	All Other Compensation ($)
Branislav Vajdic	2007	$217,500	$97,150	-	-	$294,840	(1)	-	-
President and	2006	-	-	-	-	-		-	-
CEO	2005	-	-	-	-	-		-	-

(1) Mr. Vajdic was granted options to purchase 880,000 shares of the Company’s common stock at $0.02 per share and 1,000,000 at $0.22 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 7, 2008 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Branislav Vajdic(3)	8,360,577	41.31%
Robert N. Blair(4)	619,264	3.06%
Richard D. Brounstein	0	0.00%
Bosko Bojovic(5)	1,363,666	6.74%
Kenneth Londoner(6)	1,978,046	9.77%
Milic Petkovic	1,488,579	7.36%
Nenad Macvanin(7)	3,562,000	17.60%
All officers and directors as a group (3 persons)	8,979,841	44.37%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o NewCardio, Inc. 2033 Gateway Plaza, Suite 500, San Jose, California, 95110.
(2)
Applicable percentage ownership is based on 20,237,522 shares of common stock outstanding as of December 27, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of December 27, 2007for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 27, 2007are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes options to purchase 1,050,750 shares of common stock.
(4)	Includes options to purchase 18,958 shares of common stock and warrants to purchase 135,500 shares of common stock.
(5)	Includes options to purchase 82,292 shares of common stock.
(6)	Includes options to purchase 62,500 shares of common stock.
(7)	Includes warrants to purchase 2,092,000 shares of common stock.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 99,000,000 shares of common stock at a par value of $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.001 per share. As of February 7, 2008, there were 20,237,522 shares of our common stock issued and outstanding that is held by approximately 83 stockholders of record and 8,200 shares of preferred stock outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

The shares of Series A Preferred Stock are convertible, at any time at the option of the holder, into an aggregate of 8,631,579 shares of NewCardio common stock. Holders of the Series A Preferred Stock are entitled to receive, when declared by our board of directors, annual dividends of $100 per share of Series A Preferred Stock paid quarterly on January 1, April 1, July 1 and October 1. Such dividends may be paid, at the election of the Company, either (i) in cash if legally able to do so, or (ii) in restricted shares of common stock of NewCardio with registration rights. In the event that we elect to issue restricted shares of common stock in connection with the dividend on the Series A Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 90% of the volume weighted average price for the 20 trading days immediately preceding the record date for payment of such dividend.

In the event of any liquidation or winding up of the Company, the holders of Series A Preferred Stock will be entitled to receive, in preference to holders of common stock, an amount equal to 120% of the original purchase price per share.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over the Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to our Company and how each selling stockholder acquired the shares in this offering is detailed in the information immediately following this table.

Name of Selling Stockholder	Total Shares Held Including Shares Issuable Upon Full Conversion and/or exercise(3)	Total Percentage of Outstanding Shares Assuming Full Conversion and/or exercise (3)	Shares of Common Stock Included in Prospectus (3)	Beneficial Ownership Before Offering (1)(2)	Percentage of Common Stock Before Offering (1)(2)	Beneficial Ownership After the Offering Including Shares Issuable Upon Full Conversion and/or exercise (4)	Percentage of Common Stock Owned After Offering Assuming Full Conversion and/or exercise (4)
Vision Master Opportunity Fund Ltd. (5)	14,315,789	41.43%	5,263,158	1,062,891	4.99%	9,052,632	30.91%
Platinum - Montaur Life Sciences, LLC (6)	5,726,316	22.05%	2,105,263	1,062,891	4.99%	3,621,053	15.18%
Enable Growth Partners, LP (7)	842,105	3.99%	526,316	842,105	3.99%	315,789	1.54%
Harborview Master Fund LP (8)	421,053	2.04%	263,158	421,053	2.04%	157,895	0.77%
Monarch Capital Fund Ltd. (9)	421,053	2.04%	263,158	421,053	2.04%	157,895	0.77%
The Black Diamond Fund, LLLP (10)	336,842	1.64%	210,526	336,842	1.64%	126,316	0.62%

(1) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 20,237,522 as of February 7, 2008.

(3) The selling stockholder have contractually agreed to restrict their ability to convert its shares of Series A Preferred Stock or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Series A Preferred Stock and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4) Assumes that all securities registered will be sold.

(5) Shares beneficially owned represent (i) 5,263,158 shares issuable upon the conversion of the Series A Preferred Stock, (ii) 3,157,894 shares issuable upon the exercise of the Series A Warrants, (iii) 3,684,211 shares issuable upon the exercise of the Series J Warrants and (iv) 2,210,526 shares issuable upon the exercise of the Series J-A Warrants. Adam Benowitz, portfolio manager, and Randy Cohen share investment and dispositive power of the shares held by this entity.

(6) Shares beneficially owned represent (i) 2,105,263 shares issuable upon the conversion of the Series A Preferred Stock, (ii) 1,263,158 shares issuable upon the exercise of the Series A Warrants, (iii) 1,473,684 shares issuable upon the exercise of the Series J Warrants and (iv) 884,211 shares issuable upon the exercise of the Series J-A Warrants.

(7) Shares beneficially owned represent (i) 526,316 shares issuable upon the conversion of the Series A Preferred Stock, and (ii) 315,789 shares issuable upon the exercise of the Series A Warrants. Mitch Levine has share investment and dispositive power of the shares held by this entity.

(8) Shares beneficially owned represent (i) 263,158 shares issuable upon the conversion of the Series A Preferred Stock, and (ii) 157,895 shares issuable upon the exercise of the Series A Warrants. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to Harborview Master Fund L.P., and in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934 as amended may be deemed to be control persons with voting and investment control (directly or with others), of the securities of the Company owned by Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder. The selling stockholder has informed us that they are not broker-dealers or affiliates of broker-dealers.

(9) Shares beneficially owned represent (i) 263,158 shares issuable upon the conversion of the Series A Preferred Stock, and (ii) 157,895 shares issuable upon the exercise of the Series A Warrants. Monarch Capital Fund Ltd. Is a British Virgin Islands Investment Fund managed by Beacon Fund Advisors Ltd. And advised by Monarch Managers Ltd. David Sims and Joseph Franck, the principals respectively of the manager and the advisor, have voting and investment control with regard to the fund. Neither Mr. Sims nor Mr. Franck have any beneficial interest in the shares being registered hereunder.

(10) Shares beneficially owned represent (i) 210,526 shares issuable upon the conversion of the Series A Preferred Stock, and (ii) 126,316 shares issuable upon the exercise of the Series A Warrants. Brandon S. Goulding has share investment and dispositive power of the shares held by this entity.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

On December 27, 2007, we entered into a financing arrangement with the selling stockholders pursuant to which we sold various securities in consideration of an aggregate purchase price of $8,200,000. In connection with this financing arrangement we issued the following securities to the selling shareholders:

•	8,200 shares of non-voting Series A Preferred Stock ;
•	Series A Common Stock Purchase Warrants to purchase 5,178,947 shares of common stock at $1.14 per share for a period of five years;
•	Series J Common Stock Purchase Warrants to purchase 5,157,895 shares of common stock at $1.235 per share for a period of one year; and
•	Series J-A Common Stock Purchase Warrants to purchase 3,094,737 shares of common stock at $1.425 per share for a period of five years.

The shares of Series A Preferred Stock are convertible, at any time at the option of the holder, into an aggregate of 8,631,579 shares of NewCardio common stock. Holders of the Series A Preferred Stock are entitled to receive, when declared by NewCardio's board of directors, annual dividends of $100 per share of Series A Preferred Stock paid quarterly on January 1, April 1, July 1 and October 1. Such dividends may be paid, at the election of the Company, either (i) in cash if legally able to do so, or (ii) in restricted shares of common stock of NewCardio with registration rights. In the event that NewCardio elects to issue restricted shares of common stock in connection with the dividend on the Series A Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 90% of the volume weighted average price for the 20 trading days immediately preceding the record date for payment of such dividend. In addition, the conversion price of the Series A Preferred Stock are subject to customary anti-dilution adjustments and protections.

In the event of any liquidation or winding up of NewCardio, the holders of Series A Preferred Stock will be entitled to receive, in preference to holders of common stock, an amount equal to 120% of the original purchase price per share.

The Series A Warrants and Series J-A Warrants shall be exercisable for a period of five years at an exercise price of $1.14 and $1.425 per share, respectively and the Series J Warrants shall be exercisable for a one year period at an exercise price of $1.235 per share. The Series J-A Warrants are only exercisable to the extent that the Series J Warrants have been exercised. Only investors that purchased a minimum of 2,000 shares of the Series A Preferred Stock in connection with the Preferred 2007 Financing were issued Series J Warrants or Series J-A Warrants. In the event that the shares of common stock underlying the Series A Warrants and Series J-A Warrants are not registered by December 27, 2008, then the Series A Warrants and Series J-A Warrants are exercisable on a cashless basis. In addition, the exercise prices of all the warrants are subject to customary anti-dilution adjustments and protections.

The Selling shareholders have contractually agreed to restrict its ability to convert its securities and receive shares of NewCardio’s common stock such that the number of shares of NewCardio’s common stock held by it and its affiliates after such conversion does not exceed 4.99% of NewCardio’s then issued and outstanding shares of common stock.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements as of December 31,2006 and 2005, and for the period September 7, 2004 (date of inception) through December 31, 2006, have been included herein in reliance upon the report of RBSM LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

CHANGE IN AUDITOR

Previous independent registered public accounting firm

On January 3, 2008, we advised Li & Company, P.C. that it was dismissed as our independent registered public accounting firm. The decision to dismiss Li & Company, P.C. as our independent registered public accounting firm was approved by our Board of Directors on January 3, 2008. Except as noted in the paragraph immediately below, the reports of the Li & Company, P.C. on our financial statements for the year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

Our financial statements for the year ended December 31, 2005 were audited by another registered public accounting firm.

The report of the Li & Company, P.C. on our financial statements as of and for the year ended December 31, 2006 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we were inactive, had ceased operations and discontinued all business activities.

During the year ended December 31, 2006 and through January 3, 2008, we have not had any disagreements with the Li & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Li & Company, P.C.’s satisfaction, would have caused them to make reference thereto in their reports on our financial statements for such year.

During the year ended December 31, 2006 and through January 3, 2008, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

New independent registered public accounting firm

On January 3, 2008, we engaged RBSM LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2007. The decision to engage RBSM LLP as our independent registered public accounting firm was approved by our Board of Directors.

During the two most recent fiscal years and through the January 3, 2008, we had not consulted with RBSM LLP regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that RBSM LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

NEWCARDIO, INC.

RBSM LLP

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
New Cardio, Inc.
San Jose, California

We have audited the accompanying balance sheets of New Cardio, Inc. as of December 31, 2006 and 2005, and the related statements of losses, deficiency in stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2006 and the period September 7, 2004 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Cardio, Inc. at December 31, 2006 and 2005 and the results of its operations and its cash flows for the each of the two years in the period ended December 31, 2006 and the period September 7, 2004 (date of inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note J to the accompanying financial statements, the Company is in the development stage and has not established a source of revenues. This raises substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York
June 10, 2007

NEWCARDIO, INC
(a development stage company)
BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets:
Cash	$12	$29,374

	$12	$29,374

LIABILITIES AND DEFICENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$426,251	$220,564
Subordinated notes payable, net of amortized debt discount of $917	19,083	-
Total current liabilities	445,334	220,564

Long term debt:
Note payable, related party	10,316	-

Commitments and contingencies

Series A-2 preferred stock, $0.0001 par value, 2,592,000 shares authorized, issued and outstanding as of December 31, 2006 and 2005	259,200	259,200

Deficiency in stockholders' equity
Series A preferred stock, $0.0001 par value, 4,563,206 shares authorized, issued and outstanding as of December 31, 2006 and 2005	456	456

Common stock, $0.0001 par value, 30,000,000 shares authorized; 4,090,169 and 3,736,794 shares issued and outstanding as of December 31, 2006 and 2005, respectively	409	374
Additional paid in capital	439,554	325,862
Deficit accumulated during development stage	(1,155,257)	(777,082)
Total deficiency in stockholders' equity	(714,838)	(450,390)

	$12	$29,374

See the accompanying notes to the financial statements

NEWCARDIO, INC
(a development stage company)
STATEMENTS OF OPERATIONS

			From September 7, 2004
	Year ended December 31,		(date of inception) through
	2006	2005	December 31, 2006
Operating expenses:
Selling, general and administrative	$128,769	$209,890	$356,253
Research and development	246,782	390,050	789,352
Total operating expenses	375,551	599,940	1,145,605

Net loss from operations	(375,551)	(599,940)	(1,145,605)

Other income (expense)
Interest, net	(2,624)	(4,799)	(9,652)

Net loss before income taxes	(378,175)	(604,739)	(1,155,257)

Provision for income taxes	-	-	-

Net Loss	$(378,175)	$(604,739)	$(1,155,257)

Net loss-basic and assuming fully diluted	$(0.09)	$(0.16)

Weighted average number of shares	3,983,322	3,736,794

See the accompanying notes to the financial statements

NEWCARDIO, INC
(a development stage company)
STATEMENT OF DEFICENCY IN STOCKHOLDERS' EQUITY
From September 7, 2004 (date of inception) through December 31, 2006

						Deficit
						accumulated
					Additional	during
	Preferred Series A		Common		Paid in	development
	Stock	Amount	Stock	Amount	Capital	stage	Total
Balance, September 7, 2004	-	$-	-	$-	$-	$-	$-
Common stock issued to founders at $0.001 per share in September 2004	-	-	3,176,642	318	2,859	-	3,177
Common stock issued for intellectual property at $0.001 per share in September 2004	-	-	260,152	26	234	-	260
Common stock issued in connection with options exercised at $0.001 per share in November 2004	-	-	300,000	30	270	-	300
Series A preferred stock issued to founders at $0.01 per share in September 2004	4,563,206	456	-	-	45,176	-	45,632

Fair value of options issued in September 2004	-	-	-	-	263	-	263
Net loss	-	-	-	-	-	(172,343)	(172,343)
Balance, December 31, 2004	4,563,206	456	3,736,794	374	48,802	(172,343)	(122,711)
Fair value of options issued in August 2005	-	-	-	-	44,558	-	44,558
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	-	-	-	-	232,502	-	232,502
Net loss	-	-	-	-	-	(604,739)	(604,739)
Balance, December 31, 2005	4,563,206	456	3,736,794	374	325,862	(777,082)	(450,390)
Common stock issued at $0.10 for services rendered in March 2006	-	-	278,375	28	27,810	-	27,838
Fair value of options issued in July 2006	-	-	-	-	60,082	-	60,082
Fair value of warrants issued in conjunction with convertible debenture	-	-	-	-	1,572	-	1,572
Fair value of options issued in September 2006	-	-	-	-	9,729	-	9,729
Common stock issued at $0.10 for services rendered in October 2006	-	-	75,000	7	7,493		7,500
Fair value of options issued in October 2006	-	-	-	-	7,006	-	7,006
Net loss	-	-	-	-	-	(378,175)	(378,175)
Balance, December 31, 2006	4,563,206	$456	4,090,169	$409	$439,554	$(1,155,257)	$(714,838)

See the accompanying notes to the financial statements

NEWCARDIO, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS

			From September 7, 2004
	For the year ended December 31,		(date of inception) through
	2006	2005	December 31, 2006
Cash flows from operating activities:
Net loss for the period	$(378,175)	$(604,739)	$(1,155,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued to founders	-	-	3,177
Common stock issued for intellectual property	-	-	260
Common stock issued for services rendered	35,338	-	35,338
Series A-Preferred stock issued to founders	-	-	45,632
Series A-2-Preferred stock issued for services rendered	-	98,248	180,121
Notes payable issued in conjunction with services rendered	10,316	-	10,316
Fair value of options issued for services rendered	76,818	44,558	121,638
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	-	232,502	232,502
Amortization of debt discount attributable to subordinated convertible debt	655	-	655
Increase (decrease) in:
Accounts payable and accrued liabilities	205,686	178,426	426,250
Net cash used in operating activities	(49,362)	(51,005)	(99,367)

Cash flows from investing activities:	-	-	-
Net cash provided by (used in) investing activities	-	-	-

Cash flows from financing activities:
Proceeds from exercise of common stock options	-	-	300
Proceeds from the sale of Series A-2 preferred stock	-	79,079	79,079
Proceeds from convertible debt	20,000	-	20,000
Net cash provided by financing activities	20,000	79,079	99,379

Net increase (decrease) in cash and cash equivalents	(29,362)	28,074	12
Cash and cash equivalents at beginning of period	29,374	1,300	-

Cash and cash equivalents at end of period	$12	$29,374	$12

Supplemental disclosures of cash flow information:
Taxes paid	$-	$-	$-
Interest paid	$-	$-	$-
Common stock issued for services rendered	$35,338	$-	$35,338
Common stock issued for intellectual property	$-	$-	$1,400
Fair value of options issued for services rendered	$76,818	$44,558	$121,638
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	$-	$232,502	$232,502

See the accompanying notes to the financial statements

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

General

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

On September 7, 2004, NewCardio, Inc. (the "Company") was incorporated under the laws of the State of Delaware. The Company is in the development stage, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing cardiac diagnostics equipment in the United States. To date, the Company has not generated sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2006, the Company has accumulated losses of $1,155,257.

Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized :(1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Income Taxes

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Net Loss per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. Fully diluted shares outstanding were 8,397,928 and 7,341,900 for the years ended December 31, 2006 and 2005, respectively.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock based compensation

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company had to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company implemented SFAS No. 123(R) on January 1, 2006 using the modified prospective method.

As more fully described in Note G below, the Company granted stock options over the years to employees of the Company under a non-qualified employee stock option plan. As of December 31, 2006, 1,802,606 stock options were outstanding and exercisable.

In prior years, the Company applied the intrinsic-value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for the issuance of stock options to employees and accordingly compensation expense related to employees’ stock options were recognized in the prior year financial statements to the extent options granted under stock incentive plans had an exercise price less than the market value of the underlying common stock on the date of grant.

Had compensation for the Company’s stock options been determined based on the fair value at the grant dates for the awards, the Company’s net loss and loss per share would be as follows:

For the year ended December 31, 2005
Net loss attributable to common stockholders -as reported	$(604,739)
Add. Total stock based employee compensation expense as Reported under intrinsic value method (APB No. 25)	-
Deduct Total stock based employee compensation expense as reported under fair value based method (SFAS No. 123)	-
Net loss -Pro Forma	$(604,739)
Net loss attributable to common stockholders - Pro forma	$(604,739)
Basic (and assuming dilution) loss per share -as reported	$(0.16)
Basic (and assuming dilution) loss per share - Pro forma	$(0.16)

For the year ended December 31, 2006, the Company granted 789,500 stock options to employees with exercise prices of $0.01 per share expiring ten years from date of issuance. The fair value of the options was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield: 0%; volatility from 145.49%; risk free interest rate from 4.69%. The fair value of $76,818 was recorded as a current period charge to earnings.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $246,782, $390,050 and $789,352 for the years ended December 31, 2006, December 31, 2005 and from September 7, 2004 (date of inception) through December 31, 2006, respectively.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. The carrying amount for the Series A-2 convertible preferred stock approximate fair value.

Liquidity

As shown in the accompanying financial statements, the Company incurred net loss from operations of $ 1,155,257 from its inception on September 7, 2004 through December 31, 2006. The Company's current liabilities exceeded its current assets by $445,322 as of December 31, 2006.

Recent accounting pronouncements

In February 2006, the FASB issued SFAS No. 155. “ Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140,” or SFAS No. 155. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We did not have a material impact on our consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of SFAS No.156 did not have a material impact on the Company's financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48). “Accounting for uncertainty in Income Taxes”. FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “ Accounting for Contingencies”. FIN 48 is effective for fiscal years beginning after December 15, 2006. We have not yet evaluated the impact of adopting FIN 48 on our consolidated financial position, results of operations and cash flows.

In September 2006 the Financial Account Standards Board (the “FASB”) issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company does not expect adoption of this standard will have a material impact on its consolidated financial position, operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

NOTE B - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2006 and 2005 are comprised of costs incurred in product development in addition to costs of operations. For the years ended December 31, 2006 and 2005 included in accounts payable and accrued liabilities were related party obligations of $150,658 and $28,999, respectively.

NOTE C - NOTES PAYABLE-RELATED PARTY

Notes payable related party of comprised of a promissory note totally $10,316, due November 15, 2008 with interest at 4.9% due upon maturity.

NOTE D - SUBORDINATED CONVERTIBLE NOTES PAYABLE

In August 2006, in connection with a private placement, the Company issued 6% subordinated convertible promissory notes in the aggregate of $20,000 and attached to the notes were warrants to purchase 20,000 shares of common stock at a price of $0.50 per share for five years. The principal amount of the notes, along with accrued and unpaid interest, are due in full in August, 2007.

The promissory notes are unsecured and convertible automatically to common stock subject to the completion of a “qualified equity financing” transaction as defined above before maturity (1 year) of the notes.

The warrants do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

The Company had recognized the value attributable to the warrants, being $ 1,572, to additional paid-in capital and a discount against the convertible notes payable in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.90%, a dividend yield of 0%, and volatility of 145.49%. The debt discount attributed to the warrants is amortized over the convertible notes payable maturity period of one year as interest expense.For the year ended December 31, 2006, the Company amortized and charged to interest $655 of debt discounts attributable to subordinated convertible notes payable

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE E- REDEEMABLE SECURITIES

Series A-2 - Convertible Preferred Stock

The Company is authorized to issue 2,592,000 shares of Series A-2 preferred stock with a par value of $0.0001 per share.

In June 2005, the Company sold through private placement 839,790 shares at $0.094 per share, net.

In June 2005, the Company issued 1,752,210 shares as reimbursement for previously incurred expenses and for services rendered. The Company valued the shares at $.10 per share, which approximated the fair value of the reimbursed costs and services rendered and did not differ materially from the fair value of the preferred shares issued during the period.

The Series A-2 preferred stock is convertible into the Company’s common stock at an initial conversion rate of one for one subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and to fair value of underlying securities.

The Company is obligated to redeem the Series A-2 Preferred Stock if requested by the holders at any time after the fifth anniversary of the original issue date from any funds legally available for such purpose. The Company shall effect redemptions by paying cash in an amount equal to the greater of (i) the original issue price for the Series A-2 Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus all declared by unpaid dividends on such shares for each Series A-2 Preferred stock then outstanding or (ii) the fair market value of such shares of Series A-2 Preferred Stock.

Each share of Series A-2 preferred stock shall be automatically converted into common stock at the conversion price at the time in effect for such share immediately upon the earlier of (i) the Company’s sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under Securities Act of 1933 which results in an aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A-2 preferred stock.

The holders of record of the Series A-2 Preferred shall be entitled to receive non cumulative dividends at the rate of eight percent per annum (8%) on the original issue price when, if and as declared by the Board of Directors, if ever and only shall be entitled to receive payments out of funds that are legally available in preference to holders of any other stock of the Company. These dividends are not recorded until declared by the Company.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and in preference to any distribution of any assets of the Company to holders of any junior stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A-2 Preferred shall be entitled to be paid an amount equal to $0.10 per share subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events. Upon completion of a liquidation required by any series of Preferred Stock that from time to time come into existence, if assets remain in the Company, such assets shall be distributed ratably to the holders of the Common Stock and holders of the Preferred Stock on an as-converted basis.

Attached to the Series A-2 preferred shares, the Company issued warrants to purchase shares of the Company’s common stock at $0.10 per share for the next five years. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $0; volatility 141.5%; risk free interest rate: 3.84%. The fair value of the warrants of $232,502 was charged to operations in the year ended December 31, 2005.

Since the redemption is not certain to occur, the Series A-2 Convertible Preferred stock is not required to be classified as a liability , but rather is classified in the mezzanine section of the balance sheet and is stated at redemption value which approximates fair value.

NOTE F - STOCKHOLDERS EQUITY

Series A - Convertible Preferred Stock

The Company is authorized to issue 4,563,206 shares of Series A preferred stock with a par value of $0.0001 per share.

The Series A preferred stock is convertible into the Company’s common stock at an initial conversion rate of one for one subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and to fair value of underlying securities.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE F - STOCKHOLDERS EQUITY (continued)

Series A - Convertible Preferred Stock (continued)

Each share of Series A preferred stock shall be automatically converted into common stock at the conversion price at the time in effect for such share immediately upon the earlier of (i) the Company’s sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under Securities Act of 1933 which results in an aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A preferred stock.

The holders of record of the Series A Preferred shall be entitled to receive non cumulative dividends at the rate of eight percent per annum (8%) on the original issue price when, if and as declared by the Board of Directors, if ever and only shall be entitled to receive payments out of funds that are legally available after payment of such dividends to holders of Series A-2 preferred stock (see below). These dividends are not recorded until declared by the Company.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of any senior liquidation preferences of any series of Preferred Stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A Preferred shall be entitled to be paid an amount equal to $0.01 per share subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events. Upon completion of a liquidation required by any series of Preferred Stock that from time to time come into existence, if assets remain in the Company, such assets shall be distributed ratably to the holders of the Common Stock and holders of the Preferred Stock on an as-converted basis.

In September 2004, the Company issued 4,563,206 shares of Series A preferred stock for incurred costs and services rendered at $0.01 per share.

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share.

In September 2004, the Company issued 3,436,794 shares of its common stock to founders in exchange for services and intellectual property at $0.001 per share.

In November 2004, the Company issued 300,000 shares of its common stock in exchange for options exercised at $0.001 per share.

In March 2006, the Company issued 278,375 shares of its common stock for services rendered at $0.10 per share

In October 2006, the Company issued 75,000 shares of its common stock for services rendered at $0.10 per share

NOTE G -STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock issued to shareholders at December 31, 2006:

		Warrants Outstanding			Warrants Exercisable
		Weighted Average	Weighted		Weighted
	Number	Remaining Contractual	Average	Number	Average
Exercise Price	Outstanding	Life (years)	Exercise price	Exercisable	Exercise Price
$0.10	2,592,000	3.47	$0.10	2,592,000	$0.10
0.50	20,000	4.59	0.50	20,000	0.50

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE G -STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2004	-	$-
Granted	2,592,000	0.10
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005	2,592,000	0.10
Granted	20,000	0.50
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	2,612,000	$0.11

Warrants granted during the period ended December 31, 2005 totaling 2,592,000 were issued in connection with the issuance of Series A-2 preferred stock. The warrants are exercisable until five years after the date of issuance at a purchase price of $0.10 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $0; volatility 141.5%; risk free interest rate: 3.84%. The fair value of the warrants of $232,502 was charged to operations in the year ended December 31, 2005.

For the year ended December 31, 2006, warrants totally 20,000 were issued in connection with debt financing. The warrants are exercisable until five years after date of issuance with a purchase price of $0.50 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $-0-, volatility of 145.49% and risk free rate of 4.90%. The Company recorded a debt discount related to the debt financing of $1,572 in the year ended December 31, 2006.

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan at December 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Prices	Outstanding	(Years)	Price	Exercisable	Price
$0.001	525,606	7.74	$0.001	375,873	$0.001
0.01	1,277,000	9.56	0.01	287,509	0.01

Transactions involving stock options issued to employees are summarized as follows:

		Weighted Average
	Number of Shares	Price Per Share
Outstanding at December 31, 2004:	525,606	$0.001
Granted	487,500	0.01
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005:	1,013,106	0.005
Granted	789,500	0.01
Exercised		-
Canceled or expired	-	-
Outstanding at December 31, 2006:	1,802,606	$0.007

During the year ended December 31, 2006, the Company granted 789,500 employee stock options with an exercise price of $0.01 expiring ten years from issuance. The fair value (determined based on the underlying security) of $76,818 was charged to current period earnings.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE H -COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has a consulting agreement with an outside contractor, who also is a Company stockholder, whereby upon completion of certain criteria relating to providing financing arraignments and other services, the Company will compensate up to thirty percent of the Company’s equity as defined on a fully diluted basis.

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Operating Lease Commitments

The Company is provided month to month office space on a pro bono basis by the President and CEO.

Litigation
The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. There was no outstanding litigation as of December 31, 2006.

NOTE I- LOSS PER SHARE

The following table presents the computation of basic and diluted loss per share:

	For the year ended December 31,
	2006	2005
Net (loss) available to common stockholders	$(378,175)	$(604,739)
Basic and diluted (loss) per share	(0.09)	(0.16)
Weighted average common shares outstanding	3,983,322	3,736,794

As of December 31, 2006 and 2005, 4,414,606 and 3,605,106 potential shares were excluded from the shares used to calculate loss per share as their inclusion would reduce net loss per share.

NOTE J- GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, as of December 31, 2006, the Company incurred accumulated losses of $1,155,257. The Company’s current liabilities exceeded its current assets by $445,322 as of December 31, 2006. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

NOTE K - SUBSEQUENT EVENTS

The Company issued 75,000 shares of its common stock for services rendered at $0.10 per share.

NEWCARDIO, INC
(a development stage company)
CONDENSED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash	$200,953	$12

Property, plant and equipment, net of accumulated depreciation of $19 and $0 as of September 30, 2007 and December 31,2006, respectively	4,103	-

Other assets:
Deposit	25,000	-

	$230,056	$12

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$379,994	$426,251
Subordinated notes payable, net of unamortized debt discount of $3,983 and $917 as of September 30,2007 and December 31,2006, respectively	417,474	19,083
Total current liabilities	797,468	445,334

Long term debt:
Note payable, related party	10,316	10,316

Commitments and contingencies

Series A-2 preferred stock, $0.0001 par value, 2,592,000 shares authorized, issued and outstanding as of September 30, 2007 and December 31, 2006	259,200	259,200

Deficiency in stockholders' equity
Series A preferred stock, $0.0001 par value, 4,563,206 shares authorized, issued and outstanding as of September 30, 2007 and December 31, 2006	456	456
Common stock, $0.0001 par value, 30,000,000 shares authorized; 10,207,300 and 4,090,169 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	1,021	409
Additional paid in capital	1,119,582	439,554
Deferred equity based compensation	-	-
Deficit accumulated during development stage	(1,957,987)	(1,155,257)
Total deficiency in stockholders' equity	(836,928)	(714,838)

	$230,056	$12

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC
(a development stage company)
CONDENSED STATEMENTS OF OPERATIONS

					From September 7, 2004
	Three months ended September 30,		Nine months ended September 30,		(date of inception) through
	2007	2006	2007	2006	September 30, 2007
Operating expenses:
Selling, general and administrative	$226,579	$205,082	$743,127	$324,731	$1,099,380
Depreciation	19		19	-	19
Research and development	52,184	-	52,184	-	841,536
Total operating expenses	278,782	205,082	795,330	324,731	1,940,935

Net loss from operations	(278,782)	(205,082)	(795,330)	(324,731)	(1,940,935)

Other income (expense)
Interest, net	(4,204)	(262)	(7,400)	(2,170)	(17,052)

Net loss before income taxes	(282,986)	(205,345)	(802,730)	(326,902)	(1,957,987)

PROVISION FOR INCOME TAXES	-	-	-	-	-

NET LOSS	$(282,986)	$(205,345)	$(802,730)	$(326,902)	$(1,957,987)

Net loss-basic and assuming fully diluted	$(0.03)	$(0.05)	$(0.13)	$(0.08)

Weighted average number of shares	8,966,099	4,015,169	6,163,063	3,955,007

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC
(a development stage company)
CONDENSED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
From September 7, 2004 (date of inception) through September 30, 2007
(Unaudited)

							Deficit
	Preferred Series A		Common		Additional	Common stock	accumulated during
	Stock	Amount	Stock	Amount	Paid in Capital	Subscriptions	development stage	Total
Balance, September 7, 2004	-	$-	-	$-	$-	$-	$-	$-
Common stock issued to founders at $0.001 per share in September 2004	-	-	3,176,642	318	2,859	-	-	3,177
Common stock issued for intellectual property at $0.001 per share in September 2004	-	-	260,152	26	234	-	-	260
Common stock issued in connection with options exercised at $0.001 per share in November 2004	-	-	300,000	30	270	-	-	300
Series A preferred stock issued to founders at $0.01 per share in September 2004	4,563,206	456	-	-	45,176	-	-	45,632

Fair value of options issued in September 2004	-	-	-	-	263	-	-	263
Net loss	-	-	-	-	-	-	(172,343)	(172,343)
Balance, December 31, 2004	4,563,206	456	3,736,794	374	48,802	-	(172,343)	(122,711)
Fair value of options issued in August 2005	-	-	-	-	44,558	-	-	44,558
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	-	-	-	-	232,502	-	-	232,502
Net loss	-	-	-	-	-	-	(604,739)	(604,739)
Balance, December 31, 2005	4,563,206	$456	3,736,794	$374	$325,862	$-	$(777,082)	$(450,390)

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC
(a development stage company)
CONDENSED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
From September 7, 2004 (date of inception) through September 30, 2007
(Unaudited)

							Deficit
	Preferred Series A		Common		Additional	Common stock	accumulated during
	Stock	Amount	Stock	Amount	Paid in Capital	Subscriptions	development stage	Total
Common stock issued at $0.10 per share for services rendered in March 2006	-	$-	278,375	$28	$27,810	$-	$-	$27,838
Fair value of options issued in July 2006	-	-	-	-	60,082	-	-	60,082
Fair value of warrants issued in conjunction with convertible debenture	-	-	-	-	1,572	-	-	1,572
Fair value of options issued in September 2006	-	-	-	-	9,729	-	-	9,729
Common stock issued at $0.10 per share for services rendered in October 2006	-	-	75,000	7	7,493	-		7,500
Fair value of options issued in October 2006	-	-	-	-	7,006	-	-	7,006
Net loss	-	-	-	-	-	-	(378,175)	(378,175)
Balance, December 31, 2006	4,563,206	456	4,090,169	409	439,554	-	(1,155,257)	(714,838)
Fair value of warrants issued in conjunction with convertible debenture	-	-	-	-	4,141	-	-	4,141
Fair value of options for services rendered	-	-	-	-	106,658	-	-	106,658
Common stock subscription received in June 2007	-	-	-	-	-	84,000	-	84,000
Common stock issued in June 2007 at $0.02 per share for services rendered issued at fair value of $0.10 per share	-	-	4,200,000	420	419,580	(84,000)	-	336,000
Common stock issued in connection with options exercised at $0.001 per share in June 2007	-	-	137,500	14	124	-	-	138
Common stock issued in connection with options exercised at $0.001 per share in July 2007	-	-	100,000	10	90	-	-	100
Common stock issued in connection with options exercised at $0.01 per share in July 2007	-	-	204,000	20	2,020	-	-	2,040
Common stock subscription received in September 2007	-	-	-	-	-	29,513	-	29,513
Common stock issued in September 2007 at $0.02 per share for services rendered issued at fair value of $0.10 per share	-	-	1,475,631	148	147,415	(29,513)	-	118,050
Net loss	-	-	-	-	-	-	(802,730)	(802,730)
	4,563,206	$456	10,207,300	$1,021	$1,119,582	$-	$(1,957,987)	$(836,928)

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC.
(a development stage company)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

			From September 7, 2004
	For the nine months ended September 30,		(date of inception) through
	2007	2006	September 30, 2007
Cash flows from operating activities:
Net loss for the period	$(802,730)	$(326,902)	(1,957,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	19		19
Common stock issued to founders	-	-	3,177
Common stock issued for intellectual property	-	-	260
Common stock issued for services rendered	454,050	27,838	489,388
Series A-Preferred stock issued to founders	-	-	45,632
Series A-2-Preferred stock issued for services rendered	-	-	180,121
Notes payable issued in conjunction with services rendered	-	-	10,316
Fair value of options issued for services rendered	106,658	69,813	228,296
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	-	-	232,502
Amortization of debt discount attributable to subordinated convertible debt	1,075	262	1,730
Increase (decrease) in:
Deposits	(25,000)	-	(25,000)
Accounts payable and accrued liabilities	(42,022)	179,717	384,228
Net cash used in operating activities	(307,950)	(49,272)	(407,317)

Cash flows from investing activities:
Purchase of property plant and equipment	(4,122)	-	(4,122)
Net cash provided by (used in) investing activities	(4,122)	-	(4,122)

Cash flows from financing activities:
Proceeds from exercise of common stock options	-	-	300
Proceeds from the sale of Series A-2 preferred stock	-	-	79,079
Proceeds from sale of common stock	113,513		113,513
Proceeds from convertible debt	399,500	20,000	419,500
Net cash provided by financing activities	513,013	20,000	612,392

Net increase (decrease) in cash and cash equivalents	200,941	(29,272)	200,953
Cash and cash equivalents at beginning of period	12	29,374	-

Cash and cash equivalents at end of period	$200,953	$102	$200,953

Supplemental disclosures of cash flow information:
Taxes paid	$-	$-	$-
Interest paid	$-	$-	$-
Common stock issued for services rendered	$454,050	$27,838	$489,388
Common stock issued for intellectual property	$-	$-	$1,400
Fair value of options issued for services rendered	$106,658	$69,813	$228,296
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	$-	$-	$232,502

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE A – SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed financial statements of NewCardio, Inc., (“The Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and nine months period ended September 30, 2007, are not necessarily indicative of the results that may be expected for the year ended December 31, 2007. The unaudited condensed financial statements should be read in conjunction with the December 31, 2006 financial statements and footnotes.

Basis and business presentation

On September 7, 2004, NewCardio, Inc. (the "Company") was incorporated under the laws of the State of Delaware. The Company is in the development stage, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing cardiac diagnostics equipment in the United States. To date, the Company has not generated sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through September 30, 2007, the Company has accumulated losses of $1,957,987.

Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized :(1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Income Taxes

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE A – SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. Fully diluted shares outstanding were 11,261,169 and 8,399,507 for the nine months ended September 30, 2007 and 2006, respectively.

Stock based compensation

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company had to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company implemented SFAS No. 123(R) on January 1, 2006 using the modified prospective method.

As more fully described in Note F below, the Company granted stock options over the years to employees of the Company under a non-qualified employee stock option plan.

As more fully described in Note F below, the Company granted 1,136,894 stock options in the nine months ended September 30 ,2007 to employees of the Company under a non-qualified employee stock option plan.

As of September 30, 2007, 2,433,606 employee stock options were outstanding with 1,081,455 exercisable.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $52,184 for the three and nine months ended September 30, 2007; $-0- and $-0- for the three and nine months ended September 30, 2006 and $841,536 from September 7, 2004 (date of inception) through September 30, 2007, respectively.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. The carrying amount for the Series A-2 convertible preferred stock approximate fair value.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE A – SIGNIFICANT ACCOUNTING POLICIES (continued)

Liquidity

As shown in the accompanying unaudited condensed financial statements, the Company incurred net loss from operations of $ 1,957,987 from its inception on September 7, 2004 through September 30, 2007. The Company's current liabilities exceeded its current assets by $596,515 as of September 30, 2007.

Recent accounting pronouncements

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company does not expect adoption of this standard will have a material impact on its consolidated financial position, operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

NOTE B – NOTES PAYABLE-RELATED PARTY

Notes payable related party of comprised of a promissory note totally $10,316, due November 15, 2008 with interest at 4.9% due upon maturity.

NOTE C – SUBORDINATED CONVERTIBLE NOTES PAYABLE

Subordinated convertible notes payable are comprised of the following:

	September 30, 2007	December 31, 2006
6% subordinated convertible promissory note, due August 2007; net of unamortized discount of $-0- and $917, respectively	$20,000	$19,083
6% subordinated convertible promissory notes, due February 2008, net of unamortized discount of $28	2,472	-
5% convertible promissory notes, due June 2008, unsecured; net of unamortized discount of $3,955	395,001	-
Total	$417,474	$19,083

6% Subordinated convertible notes

In August 2006, in connection with a private placement, the Company issued 6% subordinated convertible promissory notes in the aggregate of $20,000 and attached to the notes were warrants to purchase 20,000 shares of common stock at a price of $0.50 per share for five years. The principal amounts of the notes, along with accrued and unpaid interest, were due in full in August, 2007.

Subsequent to September 30, 2007, the Company issued 22,815 shares of common stock in exchange for the subordinated convertible notes and accrued and unpaid interest. (See note I).

The promissory notes are unsecured and convertible automatically to common stock subject to the completion of a “qualified equity financing” transaction as defined as $2,000,000 in equity financing before maturity (1 year) of the notes.

The warrants do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE C – SUBORDINATED CONVERTIBLE NOTES PAYABLE (continued)

The Company had recognized the value attributable to the warrants, being $ 1,572, to additional paid-in capital and a discount against the convertible notes payable in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.90%, a dividend yield of 0%, and volatility of 145.49%. The debt discount attributed to the warrants is amortized over the convertible notes payable maturity period of one year as interest expense. For the three and nine months ended September 30, 2007, the Company amortized and charged to interest $131 and $917 and of debt discounts attributable to subordinated convertible notes payable, respectively

In February 2007, in connection with a private placement, the Company issued 6% subordinated convertible promissory notes in the aggregate of $2,500 and attached to the notes were warrants to purchase 2,500 shares of common stock at a price of $0.50 per share for five years. The principal amounts of the notes, along with accrued and unpaid interest, are due in full in February, 2008.

The promissory notes are unsecured and convertible automatically to common stock subject to the completion of a “qualified equity financing” transaction as defined as $2,000,000 in equity financing before maturity (1 year) of the notes.

The warrants do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

The Company had recognized the value attributable to the warrants, being $86, to additional paid-in capital and a discount against the convertible notes payable in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.81%, a dividend yield of 0%, and volatility of 77.81%. The debt discount attributed to the warrants is amortized over the convertible notes payable maturity period of one year as interest expense. For the three and nine months ended September 30, 2007, the Company amortized and charged to interest $22 and $58 and of debt discounts attributable to subordinated convertible notes payable, respectively.

8% subordinated convertible notes

In April 2007, in connection with a private placement, the Company issued 8% a subordinated convertible promissory note in the aggregate of $50,000 .The principal amounts of the notes, along with accrued and unpaid interest, are due in full one year from issuance.

In the event the Company consummates, prior to maturity, a convertible note and warrant debt financing amounting to at least $250,000 in convertible note principal to the Company, all principal and interest then outstanding under the note shall be converted into the form of convertible promissory note issued and holder of the note shall be afforded the same terms and conditions offered to all investors.

In May 2007, in connection with a private placement, the Company issued 8% a subordinated convertible promissory note in the aggregate of $12,000. The principal amounts of the notes, along with accrued and unpaid interest, are due in full one year from issuance.

In the event the Company consummates, prior to maturity, a convertible note and warrant debt financing amounting to at least $250,000 in convertible note principal to the Company, all principal and interest then outstanding under the note shall be converted into the form of convertible promissory note issued and holder of the note shall be afforded the same terms and conditions offered to all investors

In September, 2007, the April and May 2007 8% subordinated convertible promissory notes along with accrued interest of $1,957 were converted to the same terms and conditions as the 5% subordinated convertible notes described below.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE C – SUBORDINATED CONVERTIBLE NOTES PAYABLE (continued)

5% subordinated convertible notes

In June 2007, in connection with a private placement, the Company issued 5% a subordinated convertible promissory note in the aggregate of $250,000. The unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in June 2008.

In July 2007, in connection with a private placement, the Company issued 5% a subordinated convertible promissory note in the aggregate of $25,000. The unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in July 2008.

In September 2007, the 8% subordinated convertible notes as described above of $62,000 along with accrued interest of $1,957 were converted to the 5% a subordinated convertible promissory notes. The any unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in September 2008.

In September 2007, in connection with a private placement, the Company issued 5% a subordinated convertible promissory note in the aggregate of $60,000 and in conjunction with the convertible promissory note, options to purchase 50,000 of the Company’s common stock at a price of $0.02 per share expiring November 30, 2007. The any unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in September 2008.

The options do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

The Company had recognized the value attributable to the options, being $4,055, to additional paid-in capital and a discount against the convertible notes payable in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 142 days, an average risk free interest rate of 5.04%, a dividend yield of 0%, and volatility of 153.51%. The debt discount attributed to the options is amortized over the convertible notes payable maturity period of one year as interest expense. For the three and nine months ended September 30, 2007, the Company amortized and charged to interest $100 of debt discounts attributable to subordinated convertible notes payable.

In the event the Company closes, prior to maturity, a transaction as a publicly traded Company involving a private placement in public equity (“PIPE”) with an aggregate sales price of not less than $2,500,000, then the note holders, at their option, can convert any unpaid principal of the note multiplied by the premium factor of 1.0 into PIPE stock at a conversion price equal to the cash price paid by investors in a Qualified PIPE multiplied by a factor of 0.75. Additionally, the Company is required to issue warrants in the event of qualified PIPE transactions, the terms, exercise price and number of warrants are contingent to the future terms and conditions of a possible qualifying PIPE transaction.

In accordance with EITF 00-27, the Company did not record the contingent beneficial conversion features or warrants. Should the contingent event (“triggering event”) occur, the Company is required to record the intrinsic value of the conversion feature and the fair value of any warrants issued under the note’s terms and conditions.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE D- REDEEMABLE SECURITIES

Series A-2 – Convertible Preferred Stock

The Company is authorized to issue 2,592,000 shares of Series A-2 preferred stock with a par value of $0.0001 per share.

In June 2005, the Company sold through private placement 839,790 shares at $0.094 per share, net.

In June 2005, the Company issued 1,752,210 shares as reimbursement for previously incurred expenses and for services rendered. The Company valued the shares at $.10 per share, which approximated the fair value of the reimbursed costs and services rendered and did not differ materially from the fair value of the preferred shares issued during the period.

The Series A-2 preferred stock is convertible into the Company’s common stock at an initial conversion rate of one for one subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and to fair value of underlying securities.

The Company is obligated to redeem the Series A-2 Preferred Stock if requested by the holders at any time after the fifth anniversary of the original issue date from any funds legally available for such purpose. The Company shall effect redemptions by paying cash in an amount equal to the greater of (i) the original issue price for the Series A-2 Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus all declared by unpaid dividends on such shares for each Series A-2 Preferred stock then outstanding or (ii) the fair market value of such shares of Series A-2 Preferred Stock.

Each share of Series A-2 preferred stock shall be automatically converted into common stock at the conversion price at the time in effect for such share immediately upon the earlier of (i) the Company’s sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under Securities Act of 1933 which results in an aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A-2 preferred stock.

The holders of record of the Series A-2 Preferred shall be entitled to receive non cumulative dividends at the rate of eight percent per annum (8%) on the original issue price when, if and as declared by the Board of Directors, if ever and only shall be entitled to receive payments out of funds that are legally available in preference to holders of any other stock of the Company. These dividends are not recorded until declared by the Company.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and in preference to any distribution of any assets of the Company to holders of any junior stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A-2 Preferred shall be entitled to be paid an amount equal to $0.10 per share subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events. Upon completion of a liquidation required by any series of Preferred Stock that from time to time come into existence, if assets remain in the Company, such assets shall be distributed ratably to the holders of the Common Stock and holders of the Preferred Stock on an as-converted basis.

Attached to the Series A-2 preferred shares, the Company issued warrants to purchase shares of the Company’s common stock at $0.10 per share for the next five years. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $0; volatility 141.5%; risk free interest rate: 3.84%. The fair value of the warrants of $232,502 was charged to operations in the year ended December 31, 2005.

Since the redemption is not certain to occur, the Series A-2 Convertible Preferred stock is not required to be classified as a liability, but rather is classified in the mezzanine section of the balance sheet and is stated at redemption value which approximates fair value.

NOTE E – STOCKHOLDERS EQUITY

Series A – Convertible Preferred Stock

The Company is authorized to issue 4,563,206 shares of Series A preferred stock with a par value of $0.0001 per share.

The Series A preferred stock is convertible into the Company’s common stock at an initial conversion rate of one for one subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and to fair value of underlying securities.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE E – STOCKHOLDERS EQUITY (continued)

Series A – Convertible Preferred Stock (continued)

Each share of Series A preferred stock shall be automatically converted into common stock at the conversion price at the time in effect for such share immediately upon the earlier of (i) the Company’s sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under Securities Act of 1933 which results in an aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A preferred stock.

The holders of record of the Series A Preferred shall be entitled to receive non cumulative dividends at the rate of eight percent per annum (8%) on the original issue price when, if and as declared by the Board of Directors, if ever and only shall be entitled to receive payments out of funds that are legally available after payment of such dividends to holders of Series A-2 preferred stock (see below). These dividends are not recorded until declared by the Company.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of any senior liquidation preferences of any series of Preferred Stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A Preferred shall be entitled to be paid an amount equal to $0.01 per share subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events. Upon completion of a liquidation required by any series of Preferred Stock that from time to time come into existence, if assets remain in the Company, such assets shall be distributed ratably to the holders of the Common Stock and holders of the Preferred Stock on an as-converted basis.

In September 2004, the Company issued 4,563,206 shares of Series A preferred stock for incurred costs and services rendered at $0.01 per share.

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share.

In September 2004, the Company issued 3,436,794 shares of its common stock to founders in exchange for services and intellectual property at $0.001 per share.

In November 2004, the Company issued 300,000 shares of its common stock in exchange for options exercised at $0.001 per share.

In March 2006, the Company issued 278,375 shares of its common stock for services rendered at $0.10 per share

In October 2006, the Company issued 75,000 shares of its common stock for services rendered at $0.10 per share.

In June 2007, the Company issued 4,200,000 shares of its common stock for services rendered at $0.10 per share

In September 2007, the Company issued 1,475,631 shares of its common stock as deferred compensation at $0.10 per share

NOTE F -STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock issued to shareholders at September 30, 2007:

		Warrants Outstanding			Warrants Exercisable
		Weighted Average	Weighted		Weighted
	Number	Remaining Contractual	Average	Number	Average
Exercise Price	Outstanding	Life (years)	Exercise price	Exercisable	Exercise Price
$0.10	2,592,000	2.72	$0.10	2,592,000	$0.10
0.50	22,500	3.90	0.50	22,500	0.50

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE F -STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2005	2,592,000	$0.10
Granted	20,000	0.50
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	2,612,000	0.11
Granted	2,500	0.50
Exercised	-	-
Canceled or expired	-	-
Outstanding at September 30, 2007:	2,614,500	$0.11

Warrants granted during the period ended December 31, 2005 totaling 2,592,000 were issued in connection with the issuance of Series A-2 preferred stock. The warrants are exercisable until five years after the date of issuance at a purchase price of $0.10 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $0; volatility 141.5%; risk free interest rate: 3.84%. The fair value of the warrants of $232,502 was charged to operations in the year ended December 31, 2005.

For the year ended December 31, 2006, warrants totally 20,000 were issued in connection with debt financing. The warrants are exercisable until five years after date of issuance with a purchase price of $0.50 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $-0-, volatility of 145.49% and risk free rate of 4.90%. The Company recorded a debt discount related to the debt financing of $1,572 in the year ended December 31, 2006.

For the nine months ended September 30, 2007, warrants totally 2,500 were issued in connection with debt financing. The warrants are exercisable until five years after date of issuance with a purchase price of $0.50 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $-0-, volatility of 77.81% and risk free rate of 4.81%. The Company recorded a debt discount related to the debt financing of $86 in the nine months ended September 30, 2007.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non employees of the Company at September 30, 2007:

	Options Outstanding		Options Exercisable
		Weighted Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Prices	Outstanding	(Years)	Price	Exercisable	Price
$0.02	50,000.5		$0.02	50,000	$0.02

Transactions involving stock options issued to non employees are summarized as follows:

Weighted Average
	Number of Shares	Price Per Share
Outstanding at December 31, 2005:	-	-
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006:	-	-
Granted	50,000	0.02
Exercised	-	-
Canceled or expired	-	-
Outstanding at September 30, 2007:	50,000	$0.02

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE F -STOCK OPTIONS AND WARRANTS (continued)

Non-Employee Stock Options (continued)

During the nine months ended September 30, 2007, the Company granted 50,000 non employee stock options in connection with the issuance of convertible debentures with an exercise price of $0.02 per share expiring on November 30, 2007. The fair value (determined based on the underlying security) of $4,055 is reflected as a debt discount and amortized over the term of the underlying debenture (See Note C above).

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan at September 30, 2007:

	Options Outstanding		Options Exercisable
		Weighted Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Prices	Outstanding	(Years)	Price	Exercisable	Price
$0.001	425,606	6.73	$0.001	396,705	$0.001
0.01	2,008,000	8.35	0.01	684,750	0.01

Transactions involving stock options issued to employees are summarized as follows:

		Weighted Average
	Number of Shares	Price Per Share
Outstanding at December 31, 2006:	1,802,606	0.007
Granted	1,136,894	0.01
Exercised	(441,500)	(0.01)
Canceled or expired	(64,394)	(0.005)
Outstanding at September 30, 2007:	2,433,606	$0.007

During the year ended December 31, 2006, the Company granted 789,500 employee stock options with an exercise price of $0.01 expiring ten years from issuance. The fair value (determined based on the underlying security) of $76,818 was charged to current period earnings.

During the nine months ended September 30, 2007, the Company granted 1,136,894 employee stock options with an exercise price of $0.01 per share expiring ten years from issuance. The fair value (determined based on the underlying security) of $106,658 was charged to current period earnings

NOTE G -COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has a consulting agreement with an outside contractor, who also is a Company stockholder, whereby upon completion of certain criteria relating to providing financing arraignments and other services, the Company will compensate up to thirty percent of the Company’s equity as defined on a fully diluted basis.

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE G -COMMITMENTS AND CONTINGENCIES (continued)

Operating Lease Commitments

In September 30, 2007, the Company leased office space on a month to month basis at $2.297. at per month.

Litigation
The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. There was no outstanding litigation as of September 30, 2007.

NOTE H- GOING CONCERN MATTERS

The accompanying unaudited condensed statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying unaudited condensed financial statements, as of September 30, 2007, the Company incurred accumulated losses of $1,957,987. The Company’s current liabilities exceeded its current assets by $596,515 as of September 30, 2007. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

NOTE I – SUBSEQUENT EVENTS

In October 2007, the Company issued 330,000 shares of its common stock with exercise of stock option at $0.001 per share

In October 2007, the Company issued an aggregate of 300,000 shares of its common stock under a restricted stock transfer agreement at $0.02 per share.

In October and November 2007, the Company issued a net aggregate of 1,965,000 common stock options to employees and consultants with an exercise prices from $0.02 to $0.22 per share vesting at various rates over 48 months.

In November and December 2007, in connection with a private placement, the Company issued 5% subordinated convertible promissory notes in the aggregate of $58,000. The unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full one year from the date of the notes.

In the event the Company closes, prior to maturity, a transaction as a publicly traded Company involving a private placement in public equity (“PIPE”) with an aggregate sales price of not less than $2,500,000, then the note holders, at their option, can convert any unpaid principal of the note multiplied by the premium factor of 1.0 into PIPE stock at a conversion price equal to the cash price paid by investors in a Qualified PIPE multiplied by a factor of 0.75. Additionally, the Company is required to issue warrants in the event of qualified PIPE transactions, the terms, exercise price and number of warrants are contingent to the future terms and conditions of a possible qualifying PIPE transaction.

On December 27, 2007, the Company’s shareholders entered into a closed Share Exchange Agreement (the “Agreement”) with Marine Park Holdings, Inc., a Delaware corporation (“Marine”) . Marine is an inactive publicly registered corporation with no significant operations. For accounting purposes, the Company shall be the surviving entity. The transaction was accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, the Company is the acquiring entity in accordance with Financial Accounting Standards No. 141, Business Combinations.

Effective with the Agreement, the majority owners of Marine returned an aggregate of 9,445,015 (of a total of 11,000,000) shares of common stock to Marine in exchange for 10,667,300 shares of Marine’s newly restricted common stock. Additionally, the Company exchanged 7,155,206 and 860,031 shares of Marine’s newly restricted common stock for outstanding two classes of preferred stock and convertible debt. Upon completion of the foregoing transactions, Marine had an aggregate of 20,237,522 shares of common stock issued and outstanding.

In connection with the reverse merger , the Company issued 8,200 shares of newly issued shares of 10 % Redeemable Preferred Stock at $ 1,000 per share, net of offering costs and payment of debts of approximately $1,100,000, for net proceeds of $ 7,036,000.

In connection with the reverse merger, Marine changed is name to NewCardio, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee. The following expenses will be borne solely by the registrant.

SEC registration fee	$710.67
Printing and engraving expenses	$10,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$30,000.00
Miscellaneous expenses	$5,000.00
Total	$95,710.67

The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 14. Indemnification of Directors and Officers
The Registrant has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Share Exchange

Pursuant to a Share Exchange Agreement dated December 27, 2007, the Company issued 18,682,537 shares of common stock to the NewCardio shareholders. This issuance of common stock is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended.

Preferred Financing

On December 27, 2007, we entered into a financing arrangement with the selling stockholders pursuant to which we sold various securities in consideration of an aggregate purchase price of $8,200,000. In connection with this financing arrangement we issued the following securities to the selling shareholders:

•	8,200 shares of non-voting Series A Preferred Stock ;
•	Series A Common Stock Purchase Warrants to purchase 5,178,947 shares of common stock at $1.14 per share for a period of five years;
•	Series J Common Stock Purchase Warrants to purchase 5,157,895 shares of common stock at $1.235 per share for a period of one year; and
•	Series J-A Common Stock Purchase Warrants to purchase 3,094,737 shares of common stock at $1.425 per share for a period of five years.

The shares of Series A Preferred Stock are convertible, at any time at the option of the holder, into an aggregate of 8,631,579 shares of NewCardio common stock. Holders of the Series A Preferred Stock are entitled to receive, when declared by NewCardio's board of directors, annual dividends of $100 per share of Series A Preferred Stock paid quarterly on January 1, April 1, July 1 and October 1. Such dividends may be paid, at the election of the Company, either (i) in cash if legally able to do so, or (ii) in restricted shares of common stock of NewCardio with registration rights. In the event that NewCardio elects to issue restricted shares of common stock in connection with the dividend on the Series A Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 90% of the volume weighted average price for the 20 trading days immediately preceding the record date for payment of such dividend. In addition, the conversion price of the Series A Preferred Stock are subject to customary anti-dilution adjustments and protections.

In the event of any liquidation or winding up of NewCardio, the holders of Series A Preferred Stock will be entitled to receive, in preference to holders of common stock, an amount equal to 120% of the original purchase price per share.

The Series A Warrants and Series J-A Warrants shall be exercisable for a period of five years at an exercise price of $1.14 and $1.425 per share, respectively and the Series J Warrants shall be exercisable for a one year period at an exercise price of $1.235 per share. The Series J-A Warrants are only exercisable to the extent that the Series J Warrants have been exercised. Only investors that purchased a minimum of 2,000 shares of the Series A Preferred Stock in connection with the Preferred 2007 Financing were issued Series J Warrants or Series J-A Warrants. In the event that the shares of common stock underlying the Series A Warrants and Series J-A Warrants are not registered by December 27, 2008, then the Series A Warrants and Series J-A Warrants are exercisable on a cashless basis. In addition, the exercise prices of all the warrants are subject to customary anti-dilution adjustments and protections.

The Selling shareholders have contractually agreed to restrict its ability to convert its securities and receive shares of NewCardio’s common stock such that the number of shares of NewCardio’s common stock held by it and its affiliates after such conversion does not exceed 4.99% of NewCardio’s then issued and outstanding shares of common stock.

ITEM 16. EXHIBITS.

Exhibit Number	Description
3.1	Articles of Incorporation (Incorporated by reference to the Company's registration statement on Form SB-2 filed March 22, 2006)
3.2	Certificate of Designation for Series A Preferred Stock (Incorporated by reference to the exhibits to the Form 8-K filed on January 4, 2008).
3.3
Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State of Delaware on January 17, 2008 (Incorporated by reference to the exhibits to the Form 8-K filed on February 1, 2008).

3.4	Bylaws (Incorporated by reference to the Company's registration statement on Form SB-2 filed March 22, 2006)
4.1	Securities Purchase Agreement (Incorporated by reference to the exhibits to the Form 8-K filed on January 4, 2008).
4.2	Amendment No. 1 to Securities Purchase Agreement (Incorporated by reference to the exhibits to the Form 8-K filed on February 11, 2008).
4.3	Form of Series A Warrant (Incorporated by reference to the exhibits to the Form 8-K filed on January 4, 2008).
4.4	Form of Series J Warrant (Incorporated by reference to the exhibits to the Form 8-K filed on January 4, 2008).
4.5	Form of Series J-A Warrant (Incorporated by reference to the exhibits to the Form 8-K filed on January 4, 2008).
4.6	Registration Rights Agreement (Incorporated by reference to the exhibits to the Form 8-K filed on January 4, 2008).
4.7	Amendment No. 1 to Registration Rights Agreement (Incorporated by reference to the exhibits to the Form 8-K filed on February 11, 2008).
5.1	Opinion of Sichenzia Ross Friedman Ference LLP*
10.1
Share Exchange Agreement by and among Marine Park Holdings, Inc., NewCardio, Inc. and the shareholders of NewCardio, Inc. (Incorporated by reference to the exhibits to the Form 8-K filed on January 4, 2008).

10.2
Return to Treasury Agreement between Marine Park Holdings, Inc. and Harborview Master Fund L.P., dated as of December 27, 2007 (Incorporated by reference to the exhibits to the Form 8-K filed on January 4, 2008).

10.3
Return to Treasury Agreement between Marine Park Holdings, Inc. and Diverse Trading Ltd., dated as of December 27, 2007 (Incorporated by reference to the exhibits to the Form 8-K filed on January 4, 2008).

23.1	Consent of Auditors*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)
 * Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in San Jose, California, on February 11, 2008.

NEWCARDIO, INC.

By:	/s/ Branislav Vajdic
Branislav Vajdic
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Branislav Vajdic his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated: Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Branislav Vajdic	President, Chief Executive Officer and	February 11, 2008
Branislav Vajdic	Director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Robert Blair	Chairman of the Board	February 11, 2008
Robert Blair

/s/ Richard D. Brounstein	Chief Financial Officer (Principal Financial	February 11, 2008
Richard D. Brounstein	and Accounting Officer)